Exhibit 10.2

LOAN AGREEMENT

BETWEEN

GREEN BANK, N.A.

as Lender

and

AQUA METALS RENO, INC.

as Borrower

November 3, 2015

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into this 3rd day of November, 2015, by and between Green Bank, N.A. (“Lender”) and AQUA METALS RENO, INC, a Delaware corporation (“Borrower”), with the approval of AQUA METALS OPERATIONS, INC., a Delaware corporation, and AQUA METALS, INC., a Delaware corporation (“Guarantor”, whether one or more).

Article 1

Definitions

1.1         Certain Defined Terms.

Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the other Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa):

Advance means a disbursement by Lender of any proceeds of the Loan or Escrow.

Affiliate means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

Agreement means this Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

Annual Audited Financial Statements shall mean the annual audited financial statements of a Person, including all notes and supporting schedules thereto, for a fiscal year of such Person, which statements shall include, at a minimum, a balance sheet as of the end of such fiscal year, an income statement, a statement of cash flows, a profit and loss statement showing the result of operations for such fiscal year, and a reconciliation of surplus, each for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP, accompanied by the auditor’s notes and audited with no qualifications and reported upon by a firm of independent certified public accountants acceptable to Lender which shall state, in writing, that such financial statements, in the opinion of such accountants present fairly the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. Such statements shall include a statement by such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Event of Default relating to the financial tests set forth in Section 4.2 hereof or, if in the opinion of such accountant any such Event of Default exists, a description of the nature and status thereof.

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Assignment of CD means that certain Assignment of Certificate of Deposit, dated as of the Closing Date, in Proper Form, executed by Borrower for the benefit of Lender covering and affecting a certificate of deposit held and controlled by Lender in the amount of $1,000,000.00, as same may be amended, modified, restated or supplemented from time to time.

Assignment of Rents means that certain Assignment of Leases and Rents, dated as of the Closing Date, in Proper Form, executed by Borrower for the benefit of Lender covering and affecting the Commercial Land and Improvements, as same may be amended, modified, restated or supplemented from time to time.

Bankruptcy Code means the United States Bankruptcy Code, as amended, and any successor statute.

Borrower’s Equity Account means the restricted collateral account held and controlled by Lender, into which the Borrower will deposit the required Equity Injection on or before the Closing Date.

Business Day means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are required to close in Houston, Texas or Reno, Nevada.

Closing Date means the date of this Agreement, as set forth above.

Collateral means all Property now or hereafter subject to the Security Documents, as generally described in Exhibit “A” attached hereto and incorporated by reference herein.

Commercial Land means that certain tract of land situated in Storey County, Nevada consisting of approximately 11.73 acres of land, more particularly described on Exhibit A-1 attached hereto and incorporated by reference herein.

Conditional Commitment means the Form 4279-3 Conditional Commitment (with attachment), dated August 5, 2015, issued by the United States of America acting through the USDA in connection with this Loan, a true and correct copy of which is attached hereto and incorporated by reference herein as Exhibit “C”.

Construction Rider means the “Construction Rider To Loan Agreement”, which is attached hereto and incorporated by reference herein as Exhibit “E”.

Current Ratio means the “current ratio” as defined by GAAP.

Debt Service Coverage Ratio means [the net income of the Borrower plus interest, taxes, depreciation, and amortization (“EBITDA”)] divided by the sum of all scheduled payments of principal and interest on all business debt during the period of measurement, as determined by Lender.

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Deed of Trust means that certain Deed of Trust, Security Agreement and Fixture Filing dated as of the Closing Date, in Proper Form, executed by Borrower for the benefit of Lender covering and affecting the Commercial Land, Improvements, and other Property described therein, as same may be amended, modified, restated or supplemented from time to time.

Equity Injection means $4,158,630.00 of Borrower funds, which will be deposited into the Borrower’s Equity Account.

Environmental Claim means any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the cleanup of such pollution or contamination; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Materials; (v) the safety or health of employees; or (vi) the manufacture, processing, distribution in commerce or use of Hazardous Materials. An “Environmental Claim” includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

Environmental Liabilities includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirements of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including attorneys’ fees and court costs.

Environmental Permit means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Materials.

Escrow means any funds placed on deposit with Lender or Lender’s Representative and to be disbursed pursuant to this Agreement or any other agreement including, collectively, the Borrower’s Equity Account and the Loan Proceeds Account.

Event of Default shall have the meaning assigned to it in Section 7.1 of this Agreement.

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Financing Statements means all such UCC-1 financing statements as Lender shall require, in Proper Form, to give notice of and to perfect or continue perfection of Lender’s Liens in all, or a portion, of the Collateral.

GAAP means, as to a particular Person, such accounting practice as, in the opinion of independent certified public accountants of recognized national standing, conforms at the time to generally accepted accounting principles, consistently applied. In addition, GAAP means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board; and (b) which are consistently applied for all periods after the Closing Date so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as GAAP, all reports and financial statements required hereunder may be prepared in accordance with such change. Notwithstanding the foregoing, as to individuals only, GAAP means such accounting principles and practices as, in the opinion of such accountants, conform at the time to such individual’s federal income tax basis of accounting, consistently applied.

Governmental Authority means any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any central bank, agency, department, tribal government, commission, board, bureau, court or other tribunal having jurisdiction over Lender, Borrower, any Party or their respective Property.

Hazardous Materials means and includes gasoline, petroleum, asbestos containing materials, lead, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over the Commercial Land or any portion thereof or its use, including: (i) any “hazardous substance” defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (ii) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Legal Requirement or other past or present requirement of any Governmental Authority.

Improvements means all buildings and other improvements now or hereafter placed on the Commercial Land, as well as all appurtenances, betterments and additions thereto; all and singular the rights, privileges, hereditaments, and appurtenances in any wise incident or appertaining to said Commercial Land and improvements, including, without limitation, any and all rights to the present or future use of waste water, waste water capacity, drainage, streams, rivers, water or other utility facilities to the extent same pertain to or benefit said Commercial Land or the improvements located thereon, including, without limitation, all reservations of or commitments or letters covering any such use in the future whether now owned or hereafter acquired.

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Indebtedness means and include, without duplication, (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, letters of credit, contingent reimbursement obligations, and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (c) all indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; provided, that the term “Indebtedness” shall not mean or include any indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to Lender in trust for the payment thereof.

Key Agreements means all contracts, permits, licenses and other rights acquired by a person or to which such Person is a party or by which such Person is bound and from time to time material to the ownership of assets or the operations of such Person.

Legal Requirement(s) means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future, including, without limitation, any Requirements of Environmental Law.

Lender’s Representative means any agent, employee, attorney, or other Person authorized to act on behalf of Lender.

Lien means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien whether based on common law, constitutional provision, statute or contract.

Loan means the loan described in Section 2.1 hereof.

Loan Documents means, collectively, the Note, this Agreement, the Security Documents, the authorization agreement for automatic drafts (if required by Lender), and all other documents now or hereafter prepared and/or executed in connection with the Loan, and all instruments, certificates and agreements now or hereafter executed or delivered to Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

Loan Proceeds Account means the restricted collateral account held and controlled by Lender, into which the proceeds of the Loan will be disbursed on or about the Closing Date.

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Material Adverse Effect means any event, change or effect that is materially adverse to (a) the financial condition, business, operations, assets or prospects of any Borrower or Guarantor, (b) the ability of Borrower or any other Party to perform its respective obligations under the Loan Documents, and/or (c) the ability of Lender to enforce the Loan Documents against Borrower or any other Party.

Maximum Rate shall have the same meaning as defined in the Note.

Note means that certain adjustable rate promissory note dated as of the Closing Date, the form of which is attached hereto and incorporated by reference herein as Exhibit “B”, made and executed by Borrower and payable to the order of Lender in the aggregate original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), and all modifications, renewals, extensions, increases and rearrangements of, and substitutions for, such promissory note.

Officer’s Statement means the Officer’s Statement in the form of Exhibit ”D”, attached hereto and incorporated by reference herein, signed by the duly-elected Chief Financial Officer of Borrower (or other officer acceptable to Lender).

Obligations means, as at any date of determination thereof, the sum of the following: (i) any and all sums, including principal, interest, expenses, Prepayment Consideration, court costs and attorneys’ fees called for in the Note, plus (ii) all other agreements, covenants, conditions, warranties, representations, liabilities, obligations and indebtedness of any Party now or hereafter created or incurred, in whole or in part, under this Agreement or any other Loan Document, and whether they were heretofore or are hereafter purchased or acquired and any and all amendments, modifications, renewals, extensions, increases, or rearrangements in whole or in part of any of the above.

Organizational Documents means, with respect to a corporation, the articles of incorporation (or certificate of formation), and bylaws of such corporation; with respect to a limited liability company, the articles of organization, the limited liability company operating agreement and the regulations of such limited liability company; with respect to a partnership, the partnership agreement establishing such partnership and the certificate of limited partnership as to any limited partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; and, with respect to a trust, the instrument establishing such trust; in each case including any and all modifications and amendments thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications and amendments thereof.

Parties means Borrower, Guarantor, and any other party (other than Lender) executing any Loan Document.

Person means any individual, corporation, limited liability company, partnership, joint venture, joint stock association, business trust, other business entity, trust, unincorporated organization, Governmental Authority or any other form of entity.

Prepayment Consideration shall have the meaning set forth in the Note.

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Proper Form means in form and substance satisfactory to Lender.

Property means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

Quarterly Financial Statements means the quarterly company-prepared financial statements of a Person, including all notes and supporting schedules thereto, , which statements shall include, at a minimum, a balance sheet as of the end of such fiscal quarter, an income statement, a statement of cash flows, a profit and loss statement showing the result of operations for such fiscal quarter and for the calendar year to date, all setting forth in comparative form the corresponding figures for the corresponding fiscal quarter of the preceding year, prepared in accordance with GAAP and certified as fairly reflecting the financial condition of such Person as of the date thereof and for the period covered thereby, subject to normal quarter-end adjustments, by the Chief Financial Officer or other executive officer (as approved by Lender) of such Person. Each submitted Quarterly Financial Statement must be signed by the Person, and contain a certification that (a) such financial statement is true and correct and fairly presents such Person’s financial condition as of the date of each such statement, and (b) there has been no Material Adverse Affect occurring subsequent to the date of the most recent previous financial statement supplied to Lender.

Related Person means any individual, corporation, organization or other entity that is an officer, director, owner, stockholder, partner or employee of Borrower.

Remedial Action means any action necessary to ensure compliance with the Requirements of Environmental Law including (i) the removal and disposal or containment (if containment is practical under the circumstances and is permissible within Requirements of Environmental Law) or monitoring of any and all Hazardous Materials at the Property; (ii) the taking of necessary precautions to protect against the release or threatened release of Hazardous Materials at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor at the Property or any public domain affected by the Property or any surrounding areas thereof; (iii) any action necessary to mitigate the usurpation of wetlands, pinelands or other protected land or reclaim the same or to protect and preserve wildlife species; (iv) any action necessary to meet the requirements of an Environmental Permit or (v) any other action required to satisfy Requirements of Environmental Law imposed upon Borrower, the Property and/or any operation thereon.

Required Insurance means all insurance required by the USDA and/or by Lender, including but not limited to flood, fire, comprehensive property damage, public liability, life, disability, worker’s compensation, and malpractice, with the Lender named as an additional insured, mortgagee, assignee, or lender’s loss payable, as applicable. All Required Insurance shall be issued and maintained in such form, amounts, and by companies satisfactory to Lender, in its sole discretion.

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Requirements of Environmental Law means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any Governmental Authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or cleanup of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Materials; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Materials.

Rural Area means all territory of a State that is not within the outer boundary of any city having a population of fifty thousand or more and its immediately adjacent urbanized and urbanizing area with a population density of more than one hundred persons per square mile, as determined by the Secretary of Agriculture according to the latest decennial census of the United States.

Secretary’s Certificate means a certificate, in Proper Form, of the Secretary or an Assistant Secretary or other authorized officer of a Person as to (a) the resolutions of the Board of Directors or other governing body of such Person authorizing the execution, delivery and performance of the documents to be executed by such Person; (b) the incumbency and signature of the officer of such Person executing such documents on behalf of such Person, and (c) the Organizational Documents of such Person.

Security Agreement means that certain Security Agreement dated as of the Closing Date executed by Borrower in favor of Lender covering, among other Property, the personal property Collateral described in Exhibit “A” hereto, together with any and all security agreements hereafter executed in favor of Lender in connection with, or as security for, the Obligations, as any of them may be amended, modified, restated or supplemented from time to time.

Security Documents means this Agreement, the Security Agreement, the Deed of Trust, Assignment of Rents, Assignment of CD, the Financing Statements and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, assignments, guaranties, undertakings, subordination agreements and other instruments and financing statements now or hereafter executed and delivered by any Person (other than solely by Lender), as the same may be amended, modified, restated or supplemented from time to time as security for the payment of, the Obligations.

Survey means an ALTA survey of the Commercial Land in Proper Form, performed by a registered public land surveyor duly licensed as such in the state in which the Commercial Land is located, acceptable to the Lender (and, in each instance that the Lender shall so require, to the title company). Each Survey shall be evidenced by a survey plat with north arrow showing the length and direction of the perimeter boundaries of the Commercial Land, the location and dimensions of all improvements in place as of the date of such survey, names of adjacent and nearby streets and roads, setback lines, encroachments, easements, rights-of-way and railroads, if any, affecting the Commercial Land, a legal description of the Commercial Land, and the date of the survey. The print of each Survey shall contain the duly executed and sealed certification of the surveyor certifying to the Lender (and, in each instance that the Lender shall so require, to the title company issuing the Title Insurance).

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Title Insurance means a loan policy or policies of title insurance in amount of Ten Million and 00/100 Dollars ($10,000,000.00), issued in favor of Lender by an underwriter satisfactory to Lender and insuring the Lien of the Deed of Trust as a first and prior lien on the Commercial Land, subject only to such encumbrances as are approved in writing by Lender.

UCC means the Uniform Commercial Code of the State of Texas.

USDA means the United States Department of Agriculture Rural Development, an agency and instrumentality of the United States of America.

USDA Documents means all of the following duly executed by or on behalf of the parties thereto and in Proper Form:

Loan Note Guarantee (Form 4279-5)

Certificate of Incumbency (Form 4279-7)

Lender’s Agreement (Form 4279-4)

Unconditional Guarantee (Form 4279-14)

Assurance Regarding Felony Conviction or Tax Delinquent Status for Corporate Applicants (Form AD-3031)

and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

 USDA Guarantee means that certain Loan Note Guarantee of the United States of America acting through the USDA in the amount of ninety percent (90%) of the amount of the Note.

USDA Guarantee Fee means that certain fee imposed by the USDA in the amount of three percent (3%) of the amount of the USDA Guarantee in connection with this Loan, being Two Hundred Seventy Thousand and 00/100 Dollars ($270,000.00).

USDA Regulations means, collectively, those various, rules, requirements, conditions, matters, and regulations governing and/or relating to the Loan, Conditional Commitment, and /or the USDA Guarantee including, without limitation, those contained in USDA Rural Development Instructions 4279-A, 4279-B, 7 C.F.R. Section 4279.161(b)(11), and 4287-B, and USDA Form 4279-4.

1.2         Miscellaneous. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

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Article 2

The Loan

2.1         The Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a loan to Borrower in an amount not to exceed Ten Million and 00/100 Dollars ($10,000,000.00).

2.2          Use of Proceeds. The proceeds of the Loan shall be used by Borrower as follows:

(a)	approximately Nine Million Four Hundred Six Thousand Four Hundred and 00/100 Dollars ($9,406,400.00) to construct a 125,000 square foot industrial building on the Commercial Land.

(b)	approximately Five Hundred Ninety-Three Thousand Six Hundred and No/100 Dollars ($593,600.00) for fees and costs associated with the Loan.

2.3         Note. The Loan made by Lender to Borrower shall be evidenced by the Note to be executed and delivered by Borrower to Lender on the Closing Date. The Loan shall bear interest from time to time, and be due and payable on the terms and conditions set forth in the Note and in this Agreement.

2.4         Security. The Obligations will be secured by the Security Documents which cover, without limitation, the Collateral.

Article 3

Conditions for Making the Loan

3.1         Conditions Precedent to Loan Advance. The obligation of Lender to make an Advance of proceeds of the Loan is conditioned upon and subject to all legal matters incident to the transactions hereby contemplated being satisfactory to Lender and Lender’s legal counsel, and is further conditioned upon Lender’s receipt of the following in Proper Form or the following conditions precedent having been otherwise fulfilled or waived in writing:

(a)	the Loan Documents and all other agreements, documents and instruments required by Lender to be executed and/or delivered at or prior to Closing, each duly executed where appropriate.

(b)	a duly executed Secretary’s Certificate with respect to Borrower and any Party which is not a natural person.

(c)	a duly executed Officer’s Statement dated as of the later of the Closing Date or the date of the initial Advance.

(d)	payment in full of all taxes, assessments, and other charges relating to the Commercial Land.

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(e)	a list and summary of all pending or threatened litigation against Borrower certified to by the President of Borrower.

(f)	evidence satisfactory to Lender that there has been no material deterioration in the Borrower’s or Guarantor’s financial condition since the issuance of the Conditional Commitment.

(g)	evidence satisfactory to Lender that Borrower has tangible balance sheet equity of at least sixty percent (60.0%), which must be met in the form of either cash or tangible earning assets contributed to the business and reflected on the Borrower’s balance sheet. Tangible balance sheet equity will be determined from financial statements prepared in accordance with GAAP, and will not include subordinated debt or appraisal surplus.

(h)	Borrower shall have paid the USDA Guarantee Fee.

(i)	the Title Insurance.

(j)	the USDA Documents.

(k)	each Borrower and Guarantor, if applicable, shall have submitted to Lender evidence that Borrower and/or Guarantor, as the case may be, has obtained all Required Insurance.

(l)	at Lender’s request, invoices and/or statements of bills owed or incurred or other evidence that each Advance will be, or has been, used for purposes authorized under this Agreement.

(m)	current Annual Audited Financial Statements of Borrower dated no earlier than ninety (90) days prior to the Closing Date (if required by Lender).

(n)	an environmental assessment of the Commercial Land in Proper Form, approved by Lender on or prior to the Closing Date.

(o)	a current certificate from the appropriate official of the state of organization of Borrower as to the existence and good standing of Borrower.

(p)	a current certificate from the appropriate public official of each jurisdiction other than Borrower’s state of organization as to the due qualification to do business and good standing of Borrower where such qualification is necessary to conduct Borrower’s business in such jurisdiction.

(q)	the Survey.

(r)	receipt of payment of all costs, fees, and expenses associated with the Loan owing as of the Closing Date.

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(s)	a current (less than 12 months old) appraisal of the Commercial Land (and Improvements thereon), acceptable to Lender and USDA and completed in accordance with USPAP and FIRREA indicating a fair market value of at least $13,500,000.00, excluding any value attributable to business valuation. The appraiser must determine the appraised market value in accordance with RD Instruction 4279-B, Section 4279.144. In addition, the discounted collateral value of the Commercial Land (and Improvements thereon) must be at least equal to the amount of the Loan.

(t)	a pedestrian archeological survey of the Commercial Land, as requested by the Nevada State Historic Preservation Office. A copy of this survey must also be provided to the USDA.

(u)	provide Lender and USDA with a copy of all documentation required to be submitted to the State Department of Environmental Protection for hazardous material compliance.

(w)	deposit of the Equity Injection by Borrower into Borrower’s Equity Account.

3.2         Initial Advance of Loan Proceeds. On or about the Closing Date, and subject to full compliance with the conditions set forth in Section 3.1, above, and Section 3.2, below, Lender will Advance the full amount of the Loan. Any Loan proceeds not paid directly to Borrower or third parties on the Closing Date will be placed into the Loan Proceeds Account, and disbursed thereafter in accordance with the terms, conditions, and requirements contained in this Agreement and the Construction Rider. Interest shall begin to accrue on the full amount of the Loan from the date advanced, whether the Advance is to Borrower, third party(ies), or into the Loan Proceeds Account.

3.3          Conditions to Each Advance. As conditions precedent to each Advance from Escrow, including the initial Advance, in addition to all other requirements herein, Borrower must satisfy the following requirements and, if required by Lender, deliver to Lender evidence of such satisfaction:

(a)	All conditions precedent to the initial Advance or stated elsewhere herein shall have been satisfied. The failure, whether intentional or not, of Lender to insist upon full compliance with any requirement stated in Section 3.1, above, shall not constitute a waiver of such requirement(s), and Lender may, in its sole discretion, insist upon full compliance with any such requirement at any time.

(b)	There shall then exist no Event of Default nor shall there have occurred any event which with the giving of notice or the lapse of time, or both, could become an Event of Default.

(c)	The representations and warranties made in the Loan Documents shall be true and correct on and as of the date of each Advance, and the request for an Advance shall constitute the representation and warranty by each Borrower and Guarantor that such representations and warranties are true and correct at such time.

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(d)	The following statements shall be true (and each of the giving of the applicable request for Advance and the acceptance by Borrower of the proceeds of such Advance shall constitute a representation and warranty by Borrower that on the date of such Advance such statements are true):

(i)	The representations and warranties contained in Article 6 of this Agreement are correct in all material respects on and as of the date of such Advance, before and after giving effect to such Advance, and to the application of the proceeds therefrom, as though made on and as of such date;

(ii)	No event has occurred and is continuing, or would result from such Advance or the application of the proceeds therefrom, which would constitute an Event of Default;

(iii)	No law, regulation, order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, or impose or result in the imposition of any Material Adverse Effect, upon Lender’s making the requested Advance; and

(iv)	No law, regulation, order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, or impose or result in the imposition of any Material Adverse Effect, upon Lender’s making the requested Advance.

(e)	If the requested Advance includes any amount related to construction costs or expenses, Borrower must also comply with all terms, conditions, and requirements set out in the Construction Rider.

(f)	Borrower will provide Lender with evidence, in Proper Form, that there has not been any unremedied adverse change in the financial or any other condition of the Borrower since the date of application or since any preceding Advance which would warrant, in Lender’s sole discretion, withholding or not making further Advances.

3.4         Borrowing Procedures. Within ten (10) Business Days after satisfaction of all of the conditions set forth above, and a written request by Borrower, Lender will make an Advance for the purposes set forth in Section 2.2 (b), above. Advances under Section 2.2(a), above, will be made in accordance with the terms, conditions, and requirements set forth in the Construction Rider.

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3.5         Order of Advances. Borrower understands and agrees that Advances from the Escrow will initially be made exclusively out of the Borrower’s Equity Account, until those funds are depleted, and then from the Loan Proceeds Account. Borrower understands and agrees it shall have no right to withdraw any funds from Escrow, and that such funds will be utilized and disbursed in accordance with this Agreement and the Construction Rider. Any amounts remaining in Escrow after completion of the Improvements (as that term is used in the Construction Rider), will, at Lender’s option, be applied to reduce the balance due under the Loan or held by Lender as additional Collateral.

Article 4

Affirmative Covenants

Until payment in full of and satisfaction of all Obligations (unless full compliance with any of the following provisions has been waived in writing, signed by both Lender and Borrower), Borrower will do and, if necessary, cause to be done, each and all of the following:

4.1         Financial Statements and Information. Without request by Lender (unless otherwise indicated), furnish Lender with true, correct and complete copies of the following documents and instruments, in Proper Form:

(c)	Within ninety (90) days after the end of each fiscal year of Borrower, Borrower’s Annual Audited Financial Statements. Borrower’s Annual Audited Financial Statements must contain a statement that Borrower is in compliance with all Loan covenants.

(b)	Within forty-five (45) days after the end of each fiscal quarter of Borrower, Borrower’s Quarterly Financial Statements.

(c)	Within ninety (90) days after the end of each fiscal year of Borrower, Borrower will furnish an annual Compliance Certificate (herein so called), executed by a responsible and authorized officer or representative of Borrower, and stating that a review of the activities of Borrower during the time period covered by such certificate has been made under his or her supervision and that to the best of his or her knowledge and belief after reasonable investigation, (i) Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and in each of the other Loan Documents or, if there is any exception to the foregoing, specifying the nature and status thereof, (ii) there exists no Event of Default as of the date of such certificate or, if any such event shall have occurred, specifying the nature and status thereof, and (iii) all information and calculations delivered to Lender with respect to compliance with the Financial Tests (set out in Section 4.2, below) are true, accurate and complete, which information and calculations must be submitted as an attachment to the Compliance Certificate;

(d)	Within ninety (90) days after the end of each fiscal year of each Guarantor, Guarantor’s Annual Audited Financial Statements.

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(e)	Within forty-five (45) days after the end of each fiscal quarter of each Guarantor, Guarantor’s Quarterly Financial Statements.

(f)	Such other financial and other information concerning Borrower or Guarantor as may be requested by USDA and/or Lender from time to time, including without limitation, updated appraisals on real estate, equipment or other Collateral within sixty (60) days from the date Lender or USDA requests such information or appraisals.

(g)	Upon request of Lender, evidence of payment and discharge of all taxes, assessments and governmental charges or levies imposed on Borrower, its income or profits or any of its Property prior to the date on which penalties or liens attach thereto, provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves have been set up in accordance with GAAP.

(h)	Prompt written notice of all claims, actions or litigation, including, without limitation, all proceedings before any Governmental Authority affecting Borrower or the Property, except litigation or proceedings not materially affecting the financial condition of Borrower.

(i)	Prompt written notice of the occurrence of any Event of Default hereunder or any other event or occurrence which has had or can be expected to have a Material Adverse Effect.

4.2           Financial Tests. Borrower shall have and maintain at all times:

(a)	a minimum Debt Service Coverage Ratio of 1.25 to 1.0, as determined by Lender in accordance with GAAP. This financial test will be tested quarterly, and measured on the previous trailing 12-month period, beginning with the period ending on March 31, 2017;

(b)	a maximum debt-to-net worth ratio of 1.0 to 1.0, as determined by Lender in accordance with GAAP. This financial test will be tested annually, beginning with the period ending on December 31, 2015; and

(c)	a minimum Current Ratio of 1.5 to 1.0. This financial test will be tested annually, beginning with the period ending on December 31, 2015.

4.3          Taxes, Existence, Property, Etc. At all times (a) pay when due all taxes and governmental charges of every kind upon Borrower or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and by proper proceedings and against which Borrower has set up adequate reserves in accordance with GAAP and have in operation a depository plan for payment of future withholding taxes when required by GAAP; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all jurisdictions where its Property or the nature of its business makes such licensing or qualification necessary; and (c) cause the Collateral and its Property necessary or appropriate to the conduct of its business to be protected, maintained and kept in good repair, ordinary wear and tear excepted, and make all replacements and additions to its Property as may be necessary to conduct its business properly and efficiently.

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4.4          Legal Requirements. Comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property, including, without limitation, the following:

(a)	Requirements of Environmental Law.

(b)	all equal opportunity and nondiscrimination requirements as more fully set out in USDA Rural Development Instructions 4279A, 4279B and 4287B.

(c)	all requirements under Clean Air Act and Water Pollution Control Act as more fully set out in USDA Rural Development Instructions 4279A, 4279B and 4287B.

(d)	all special laws and regulations as required by USDA Rural Development Instructions 4279A, 4279B and 4287B.

(e)	the Americans with Disabilities Act.

4.5           Inspection. Upon three(3) Business Days’ prior notice, permit Lender and/or USDA to (a) enter upon and inspect its Property, (b) complete an inventory accounting of all Collateral, (c) examine its files, books and records (except privileged communication with legal counsel and classified governmental material), and (d) discuss its affairs with its officers and accountants, all during normal business hours.

4.6           Further Assurances. Promptly execute and deliver, at Borrower’s expense, any and all other and further instruments which may be reasonably requested by Lender to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents and the Conditional Commitment, and in order to grant, preserve protect and perfect the validity and priority of the Liens created by the Security Documents.

4.7           Books and Records. Maintain books of record and account in such detail, form and scope as Lender and/or USDA shall reasonably require in connection with the administration of the Loan, and in accordance with GAAP.

4.8           Insurance. Borrower will purchase and maintain at Borrower’s sole expense insurance with such insurers, on such of its Property, with responsible companies in such amounts, with such deductibles, and against such risks as may be reasonably required by Lender (including, without limitation, all Required Insurance), and naming the Lender as mortgagee and/or loss payee, as applicable, and will furnish Lender reasonably satisfactory evidence thereof promptly upon request. Without limiting the generality of the foregoing, Borrower will maintain hazard (fire, windstorm, lightning, hail, explosion, riot, civil commotion, smoke and property damage), public liability, business interruption, environmental, key man life, and worker’s compensation insurance in compliance with all Legal Requirements.

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4.9            Protection of Collateral. Lender may at any time after notice to Borrower take such steps as Lender deems necessary to protect Lender’s interest in and to preserve the Collateral. Borrower agrees to cooperate fully with all of Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may reasonably require. All of Lender’s expenses of preserving the Collateral shall be charged to Borrower’s account and added to the Note. Upon the occurrence and continuation of an Event of Default, Lender may use any of Borrower’s owned or leased lifts, hoists, trucks or other facilities or equipment for handling or removing the Collateral and Lender shall have, and is hereby granted, a right of ingress or egress to and through any of Borrower’s owned or leased Property including, without limitation, the Commercial Land.

4.10          Rural Areas. Borrower will utilize all Loan proceeds in improving, developing or financing business, industry and employment and improving the economic or environmental climate in a Rural Area.

4.11          Additional Conditions and Requirements. All the provisions of the Conditional Commitment are incorporated into this Agreement with the binding effect as if recited in their entirety here. Borrower certifies and represents that it understands, accepts, and will comply with all of the terms, conditions, requirements, and other matters contained in the Conditional Commitment, as same may be modified or waived in writing by the USDA.

4.12          Escrow Fund. At the option of Lender upon an Event of Default which continues beyond any applicable cure period, Lender may require Borrower to establish an Escrow Fund (defined below) sufficient to discharge its obligations for the payment of taxes, insurance premiums, and maintenance as required by the Deed of Trust. The initial deposits together with the amounts set forth in this subsection shall be called the “Escrow Fund”). Initial deposits for taxes, premiums, and maintenance shall be made by Borrower to Lender in amounts determined by Lender in its sole and exclusive discretion on the date hereof to be held in Lender’s Escrow Fund. Additionally, Borrower shall pay to Lender or its designee on the first day of each calendar month: (a) one twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by Lender to be payable, upon the due dates established by the appropriate taxing authority during the ensuing twelve (12) months; (b) one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the policies upon the expiration thereof; and (c) one-twelfth of an amount which would be sufficient to pay all costs associated with assessments and other amounts, if any, owing toTRI Owners Association pursuant to the Declaration of Covenants, Conditions and Restrictions For Tahoe-Reno Industrial Center, recorded at Book No. 123, Page 945 of the Official Records of Storey County, Nevada (“CAM”). Borrower shall notify Lender immediately of any changes to the amounts, schedules and instructions for payment of taxes, insurance premiums, and CAM of which it has obtained knowledge and expressly authorizes Lender or its designee to obtain the bills for taxes and other charges directly from the appropriate authority. The Escrow Fund and the payments of interest or principal, or both, payable pursuant to the Note, shall be added together and shall be paid as the aggregate sum by Borrower to Lender. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall be obligated to pay on behalf of Borrower the taxes, insurance premiums and CAM as they become due on their respective due dates by applying the Escrow Fund to the payment of such taxes, insurance premiums, and CAM required to be made by Borrower hereunder. If the amount of the Escrow Fund shall not be sufficient to pay the amounts due for taxes, insurance premiums, and CAM herein, Borrower shall promptly pay top Lender, upon demand, an amount which Lender shall estimate to make up the deficiency. The Escrow Fund shall constitute a separate fund and shall not be commingled with other monies held by Lender. No interest or earnings shall be payable to Borrower on the Escrow Fund.

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4.13          [Intentionally Deleted]

4.14          Conform to USDA Regulations. As a result of USDA’s agreement to guarantee a portion of the Loan, USDA requires that all Loan Documents be consistent and compliant with, the USDA Regulations. Therefore, Borrower and Guarantor agree and acknowledge that the Note, Security Documents, and all other Loan Documents shall be consistent and compliant with the USDA Regulations. Borrower and Guarantor affirmatively represent that it is their unqualified intention and agreement to comply with all of the USDA Regulations in connection with the Loan. Borrower and Guarantor agree that in the event Lender or USDA determine that any portion(s) of the Loan Documents are in conflict with, or fail to include, any of the requirements set forth in the USDA Regulations, then the provisions of the USDA Regulations shall control and be binding. Borrower and Guarantor agree to execute such other documentation as may be required by Lender to amend or add any additional requirement, term, condition, or agreement in order to comply with the USDA Regulations. Notwithstanding anything to the contrary herein, in no case shall Borrower or Guarantor be required to increase their obligations under the Loan Documents in any material way.

4.15          Loan Payments. Borrower agrees that all payments due under the loan will be debited from Borrower’s account by way of an ACH (Automated Clearing House) payment. Borrower agrees to such ACH Payments, and will execute an authorization in favor of Lender, in Proper Form, to allow such ACH payments.

4.16          Loans by Affiliates. Any loans or advances to Borrower by any owner, officer, director, shareholder, or Affiliate of Borrower will not be repaid, in whole or in part unless the Loan is current and in good standing. All such loans, and the security therefor (if any), will be subordinate to the Loan, and Lender’s lien on the Collateral.

4.17          Compliance with Licensing Requirements. Borrower will obtain, and maintain in good standing, all licenses and permits required by any Governmental Authority. Borrower will notify Lender immediately, but in no event later than thirty (30) Business Days after Borrower’s receipt of notice of any material adverse finding made by any Governmental Authority relative to any applicable license, or otherwise related to the operation of Borrower’s business, unless the adverse finding is resolved to the satisfaction of the applicable Governmental Authority within that 30-day time period.

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4.18          USDA Renewal Fees. Borrower will pay the annual renewal fee required by the USDA. At this time, it is estimated that the annual renewal fee will be .50% of the guaranteed portion of the outstanding principal balance of the Loan as of December 31st of each year.

4.19          Storage of Hazardous Materials. Borrower will comply with all Legal Requirements relative to the storage and handling of any Hazardous Materials.

Article 5

Negative Covenants

Until payment in full of and satisfaction of all Obligations, Borrower shall not, without the prior express written consent of Lender and USDA (if deemed necessary by Lender):

5.1          Indebtedness. Create, incur or assume, directly or indirectly, or become or remain liable with respect to any debt whether direct, indirect, contingent or otherwise, other than the Loan and trade payables incurred in the regular course of Borrower’s business.

5.2          Contingent Liabilities. Directly or indirectly co-sign, assume, guarantee, endorse or otherwise become liable upon, or agree to purchase or otherwise furnish funds for the payment of, any liability or obligation, including contingent liabilities or obligations, of any Person other than Borrower.

5.3          Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, except (i) liens securing payment of the Note; and (ii) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens incurred in the ordinary course of business in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings, if (a) approved in writing by Lender, and (b) adequate reserves with respect thereto are maintained in accordance with GAAP.

5.4          Nature of Business. Engage in any business other than Borrower’s principal business activity or a business activity which is directly related thereto, or change the nature or method of operation or its manner of conducting business in any material respect.

5.5          Loans to Affiliates. Make any outside investment(s) and/or any loan(s) or advance(s) to any owner, officer, director, shareholder, or Affiliate of Borrower. Any existing loans from any owner, officer, director, shareholder, or Affiliate of Borrower must be subordinated to the Loan or converted to equity. No payments are to be made on these debts without Lender’s prior written approval.

5.6          Mergers, Consolidations, Dispositions, Acquisitions, Investments. Liquidate or dissolve; form any new subsidiary or merge or consolidate with any corporation or other entity, or sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets, whether now owned or hereafter acquired; or acquire by purchase in any acquisitive corporate transaction or otherwise, all or substantially all of the assets of any corporation or other entity or make any investment in the assets of any corporation or other entity or business venture or allow any changes in the current equity ownership of any Borrower, without the prior written consent of Lender and the USDA.

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5.7          Capital Expenditures. During any twelve month time period, make or incur any expenditures for acquiring or improving any real property, machinery, equipment, furniture or fixtures by purchase, lease purchase agreement or option, the aggregate cost or annual rental of which is in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

5.8          Disposition of Assets. During any calendar year, sell, lease, transfer, encumber, or dispose of (whether in one or more transactions) in any manner any real property, machinery, equipment, furniture or fixtures not constituting Collateral except in the normal course of business to the extent such items no longer have a useful life in connection with Borrower’s business or to the extent such items are being replaced, and shall not sell or dispose of any Collateral except in accordance with Section 5.13 hereof.

5.9          Redemptions, Dividends, Distributions. Purchase or retire any ownership interest in Borrower, or consolidate or merge with any other company, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus or otherwise, to any company directly or indirectly controlling or affiliated with or controlled by the Borrower, or any other company, to any officer, director or employee of the Borrower, except for the payment of normal employee salaries and bonuses, without the prior written concurrence of the Lender (and USDA, where required), or make any other distribution of any Property or cash to owners of an equity interest in Borrower (in their capacity as such), or declare or pay any dividend, or make any distribution upon Borrower’s capital stock or other equity interest, declare or pay any dividend unless:

a.	After-tax profit was made in the preceding fiscal year,

b.	Borrower is and will remain in compliance with the terms, conditions, covenants, and agreements contained in the Loan Documents and the Conditional Commitment,

c.	All of Borrower’s debts are paid to a current status, and

d.	Prior written approval of Lender is obtained.

Lender’s prior written approval is not required for dividend payments to cover personal tax liability resulting from profitability of the business. However, notwithstanding satisfaction of all of the above requirements, dividend payments and/or distributions will never be in an amount that, when made, could create a Material Adverse Effect.

5.10          New Management Practices. Implement any new management practices without the prior written consent of Lender.

5.11          Change of Name or Location. Change its name, or the location (a) of its chief executive office, (b) principal place of business, (c) where it keeps its books and records, or (d) of the personal property Collateral. Borrower has never changed its name, whether by amendment of its organizational documents or otherwise, except as previously disclosed to Lender in writing.

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5.12          Organizational Documents. Amend, modify, restate or supplement any of its Organizational Documents if such action could be expected to materially and adversely affect the Loan or any Obligation or the abilities of any of the Parties to perform their respective Obligations under any Loan Document.

5.13          Collateral. Sell, lease, transfer, encumber, or dispose of (whether in one or more transactions) in any manner any of the Collateral*, or use the Collateral, permit the same to be used, for any unlawful purpose or in any manner inconsistent with the provisions or requirements of any insurance policy required in the Loan Documents, or allow any tangible Collateral to be moved from its current location, without the prior written consent of Lender. Borrower further agrees that all payments of any kind from any sale, lease, or disposal of any Collateral including but not limited to public or private sale, of any of the Collateral by Borrower, will be made jointly payable to the Lender and the Borrower and shall be kept separate and distinct from other Property of the Borrower. If the Collateral is evidenced by promissory notes or other instruments for the payment of money, Borrower, will, at the request of Lender, immediately deliver them to Lender, appropriately endorsed to Lender’s order and regardless of the form of endorsement, Borrower waives presentment, demand, notice of dishonor, protest and notice of protest. (*The prior written approval of both Lender and USDA is required prior to any sale, lease, transfer, encumbrance, or disposition of any of the Collateral).

5.14          Compensation. Advance any monetary compensation, whether bonus, salary, dividends or any other compensation to officers and/or owners of Borrower if payment of same will impair the Borrower’s ability to repay the Loan or otherwise create a Material Adverse Effect. In addition, compensation will not be increased year-to-year unless:

a.	After-tax profit was made in the preceding fiscal year,

b.	Borrower is and will remain in compliance with the terms, conditions, covenants, and agreements contained in the Loan Documents and the Conditional Commitment,

c.	All of Borrower’s debts are paid to a current status, and

d.	Lender has consented, in writing, to such increase.

5.15          Key Agreements. Amend, modify or grant a waiver of any provision of any of the Key Agreements if such amendment, modification or waiver could have a Material Adverse Effect.

5.16          Related Parties. Engage in any transactions with any Related Person except upon terms equally available in like transactions with other parties.

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Article 6

Representations and Warranties

To induce Lender to extend the credit and financial accommodations evidenced by the Loan Documents, Borrower represents and warrants to Lender that:

6.1          Organization. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, necessary in order to conduct its business and own the Collateral. Borrower is also in good standing under the laws of all other jurisdictions in which qualification is necessary in order for it to conduct its business and own its Property as conducted and owned in such jurisdictions, if any.

6.2          Financial Statements. The financial statements of Borrower dated September 30, 2015 previously delivered to Lender fairly present the financial condition of the Borrower as at such date and the results of the operations of Borrower for the period ended on such date all in accordance with GAAP, and since the date of such financial statements, no event has occurred which has had or is likely to have a Material Adverse Effect.

6.3          Enforceable Obligations; Authorization. The execution, delivery and performance of the Loan Documents to which Borrower is a party are within its company powers and have been duly authorized by all necessary company action of Borrower. Neither execution nor delivery of any Loan Documents, nor the fulfillment of or compliance with its terms, will contravene or violate (i) Borrower’s Organizational Documents, (ii) any Legal Requirement binding on or affecting Borrower or (iii) any mortgage, indenture, contract, agreement or other instrument, or any judgment, order or decree binding upon Borrower. No authorization or approval or other action by, and no notice to or filing with, any franchisor, licensor, distributor, Governmental Authority, regulatory body, or other Person is required for the due execution, delivery and performance by Borrower of the Loan Documents to which it is a party. The Loan Documents have been duly executed and delivered and are legal, valid and binding obligations of Borrower and Guarantor, enforceable against each in accordance with their respective terms. The Improvements and the use of the Commercial Land and Improvements complies in all respects with applicable Legal Requirements.

6.4          Contractual Obligations. Neither Borrower nor Guarantor have received notice, nor they have any actual knowledge that (i) either is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation, including, without limitation, franchise and distribution contracts, applicable to it/them, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default under such contractual obligations, in each case, except where such default or defaults, if any, will not have or is not likely to have a Material Adverse Effect.

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6.5          Litigation. There is no pending or, to the knowledge of Borrower or Guarantor, threatened action or proceeding affecting any Borrower or Guarantor before any court (or other Governmental Authority) or arbitrator, which has had or is likely to have an adverse effect on the financial position of any Borrower or Guarantor or the operations of Borrower or any of its businesses or the ability of any Borrower or Guarantor to perform their respective obligations under the Loan Documents, or would subject any Borrower or Guarantor to any liability not fully covered by insurance, or would be required to be disclosed in the notes to any financial statements of any Borrower or Guarantor prepared in accordance with GAAP.

6.6          Title; Permits. Borrower possesses adequate assets, licenses, permits, patents, patent applications, copyrights, trademarks, trademark applications, trade names, technology, processes, and franchise and distribution rights to continue to conduct its business as heretofore conducted by it. Borrower has and will continue to have good and indefeasible title to its Property free and clear of all Liens other than as permitted by Section 5.3. No Liens exist as of the Closing Date upon or with respect to any Property of Borrower other than Liens permitted under Section 5.3.

6.7          Indebtedness. Except for trade payables arising and endorsements of negotiable instruments for collection, in each case, in the ordinary course of its business, and except as permitted under Section 5.1 of this Agreement, Borrower will not have, as of the Closing Date, (i) any Indebtedness for borrowed money other than the Obligations, or (ii) any obligation to guarantee the obligations of any other Person. As of the Closing Date, Borrower will not have any obligation or liability (including, without limitation, contingent liabilities) which would have a Material Adverse Effect.

6.8          Regulations G, U and X. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose which would be inconsistent with the provisions of Regulations G, U or X.

6.9          Company Structure. The outstanding shares of Borrower have been duly authorized, validly issued, and fully paid and are non-assessable. One hundred percent (100%) of the outstanding equity interests in Borrower are owned by a corporation formed under the laws of the State of Delaware.

6.10          No Untrue or Misleading Statements. The representations and warranties of each Borrower and Guarantor in the Loan Documents or other document submitted to Lender in connection with the Loan, and all certificates and other documents delivered pursuant to the terms thereof do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Neither Borrower nor Guarantor has intentionally withheld any material fact from Lender in regard to any matter relating to the Loan and/or which will have or is likely to have a Material Adverse Effect.

6.11          Ability to Incur Indebtedness. Borrower is not subject to any regulation or other Legal Requirements which limit the ability of Borrower to incur indebtedness or its ability to consummate the transactions contemplated hereby or by the other Loan Documents.

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6.12          Solvency. After giving effect to the consummation of the transactions evidenced by the Loan Documents, Borrower has capital sufficient to carry on its respective business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its respective debts as they mature; and Borrower owns Property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its respective debts.

6.13          Legal Requirements. Borrower is in compliance with all Legal Requirements applicable to it or its business, the violation of which might have a Material Adverse Effect.

6.14          Environmental Matters. To the best of Borrower’s knowledge, the operations of Borrower are in compliance with all applicable Requirements of Environmental Law. None of the Properties of Borrower require any Remedial Action. To the best of Borrower’s knowledge, there is not now on or in the Properties of Borrower (a) any asbestos containing materials; (b) any underground or aboveground storage tanks (except as disclosed to Lender by Borrower in writing and/or in an environmental assessment report ordered and received by the Lender in connection with the Loan); or (c) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment. Borrower has not received, or is otherwise aware of, any notice or claim to the effect that Borrower is or may be liable in any respect to any Person as a result of the release or threatened release of Hazardous Materials into the environment. Neither Borrower, nor any of its past or present Properties or operations, are subject to any investigation, judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting (i) any Requirements of Environmental Law, (ii) any Remedial Action, or (iii) any Environmental Claim or Environmental Liabilities arising from the release or threatened release of Hazardous Materials into the environment.

6.15          Taxes. Each Borrower and Guarantor has filed (or has obtained a currently effective extension of time for the filing of) all federal and all state, local and other tax returns and other reports which each is required by any Legal Requirement to file, and all taxes, assessments, fees and other governmental charges thereupon and upon its Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid other than those taxes, fees, assessments and charges which are being contested pursuant to Section 4.3 hereof and such returns properly reflect the United States income, foreign taxes and/or state taxes of Borrower for the periods covered thereby. Neither Borrower nor Guarantor has any knowledge of any proposed tax assessment against Borrower that will have or is likely to have a Material Adverse Effect.

6.16          Use of Proceeds. Borrower’s uses of the proceeds of the Loan are and will continue to be, legal and proper corporate uses (duly authorized by Borrower’s Board of Directors, partners or members or managers, as applicable) in connection with Borrower’s business and are consistent with this Agreement, the Conditional Commitment, and all applicable Legal Requirements in effect from time to time. None of the proceeds of the Loan will be disbursed to the owner(s), partners, stockholders or beneficiaries of Borrower or any members of their families.

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6.17          Security Interests. The Liens of Lender attaching to the Collateral will at all times constitute valid and enforceable first priority Liens in favor of Lender, subject to no prior Lien except as noted in Exhibit “A” of this Agreement. Before any funding under the Note, Borrower will have taken or will have participated with Lender in taking, all necessary action and make all necessary filings to provide Lender with perfected, first priority Liens in the Collateral, except as noted in Exhibit “A” to this Agreement, under the laws of all applicable jurisdictions. The Collateral is free from damage caused by fire or other casualty. Borrower has good and marketable title to and enjoy peaceful and undisturbed possession of all of the Collateral.

6.18          Business Loan. The Loan evidenced by the Note is and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in the UCC.

6.19          Principal Place of Business & Collateral. Borrower’s principal place of business and chief executive office is 1010 Atlantic Avenue, Alameda, California 94501.

6.20          Certificate of Title. No part of the Collateral is covered by a certificate of title or subject to any certificate of title law.

6.21          Commercial Land. The Commercial Land is all of the real estate owned by Borrower.

6.22          ADA Compliance. All of Borrower’s facilities that are accessible to the public must be in compliance with the Americans With Disabilities Act (ADA) which became effective January 26, 1992, and all other Legal Requirements applicable to such facilities.

6.23          Commercial Land and Improvements. To Borrower’s knowledge, Borrower’s premises and Improvements located on the Commercial Land, and the use thereof, complies with all Legal Requirements including, without limitation, all laws, ordinances, zoning, rules and regulations of all Governmental Authorities having jurisdiction. Borrower will provide Lender with any notification of any material non-compliance received by Borrower, and will immediately proceed to remedy the defect. Further, the improvements located on the Commercial Land have an adequate and approved supply of all needed utilities including, without limitation, water, electrical and sewer, and all such utilities are functional.

6.24          Intentionally Omitted.

6.25          No Leased Equipment. Except as previously disclosed to Lender, Borrower does not currently lease any equipment, machinery, or vehicles. In the event any additional such property is leased in the future, Borrower will advise Lender in writing, and grant Lender a security interest in Borrower’s rights under such lease(s), free and clear of all liens, rights, interests, and encumbrances, to the extent such leased equipment, machines, or vehicles are material to Borrower’s business at the Property.

6.26          USDA Regulations. Borrower certifies that it has received a copy of the USDA Regulations.

LOAN AGREEMENT	Page 25

6.27        No Default on Federal Debt. Borrower certifies that it is not delinquent, or otherwise in default, on debt owed to the United States of America, or any agency or instrumentality thereof (including, without limitation, all tax debt), or any debt which is guaranteed, in whole or in part, by the United States of America, or any agency or instrumentality thereof.

Article 7

Events of Default and Remedies

7.1          Events of Default. If any of the following events (each, an “Event of Default”) shall occur, then the Lender may do any or all of the following without any notice to the Borrower (except as hereinafter expressly provided): (i) declare the Note to be, and thereupon such Note shall forthwith become, immediately due and payable, together with all accrued interest thereon and all fees and other amounts payable hereunder and under the other Loan Documents, without notice of any kind; (ii) exercise its rights of offset against each account and all other Property of any Borrower or Guarantor in the possession of the Lender, which right is hereby granted by Borrower and Guarantor to Lender; (iii) terminate Lender’s obligation to make any further Advances under the Loan and (iv) exercise any and all other rights available to Lender under the Loan Documents, at law or in equity. Borrower and Guarantor hereby knowingly, voluntarily, and expressly waive notice of any kind, including, without limitation, (i) notice of acceleration, (ii) notice of intention to accelerate, (iii) presentment, (iv) demand, and (v) protest, except to the extent set forth below:

(a)	Borrower fails to make any payment of principal of or interest on the Note, or any Borrower or Guarantor fails to make any payment in respect of any other Obligation under any of the Loan Document as and when due, or within five (5) days thereafter; or

(b)	Borrower or Guarantor fails to pay when due, any principal of, or interest on, any other Indebtedness secured by any of the Collateral; or if the holder of such other Indebtedness declares, or may declare, such Indebtedness due prior to its stated maturity because of Borrower’s or Guarantor’s default thereunder; or

(c)	Any representation or warranty made by any Borrower or Guarantor or other authorized representative of Borrower in any of the Loan Documents, or in any certificate, financial statement or other written statement furnished to Lender (including, without limitation, the Officer’s Statement) proves to have been incorrect, false or misleading in any material respect when made; or

(d)	Any Borrower or Guarantor violates any covenant, agreement or condition or otherwise fails to perform any obligation (other than the obligation to pay principal of, or interest on, the Note) contained in this Agreement or any of the other Loan Documents; or

LOAN AGREEMENT	Page 26

(e)	Final judgment for the payment of money is rendered against the any Borrower or Guarantor and the same is not immediately paid or sufficiently bonded or escrowed; or

(f)	Borrower or any other Party claims, or any court finds or rules, that the Lender does not have a valid Lien on any Collateral under any Security Document or that Lender’s Lien on any Collateral is not in the priority required; or

(g)	Borrower or any other Party sells, encumbers, or abandons (except as otherwise expressly permitted by the Loan Documents) any of the Property now or hereafter subject to any of the Security Documents; or any levy, seizure or attachment is made on any material portion thereof or thereon and same is not dismissed within 30 days; or any material portion of such Property is lost, stolen, substantially damaged or destroyed unless such loss, damage or destruction is in Lender’s reasonable judgment adequately covered by insurance; or

(h)	Any Borrower or Guarantor makes a general assignment for the benefit of creditors or becomes insolvent or fails generally to pay its debts as they become due, or petitions or applies to any Governmental Authority for the appointment of a trustee, custodian, receiver, (or other similar official) of all or any substantial part of the assets of the any Borrower or Guarantor, or commences a voluntary case or any other proceeding relating to any Borrower or Guarantor under any bankruptcy, reorganization, compromise arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the “bankruptcy law”) of any jurisdiction; or

(i)	Any such petition or application is filed, or any such proceeding is commenced, against any Borrower or Guarantor and the Borrower or Guarantor, as applicable, by any act or omission indicates its approval, consent, or acquiescence thereto, or an order for relief is entered in an involuntary case under the federal bankruptcy laws as now or hereafter constituted, or an order, judgment or decree is entered appointing any such trustee, custodian, receiver, liquidator, or similar official or adjudicating any Borrower or Guarantor bankrupt or insolvent, or approving the petition in any such proceedings, and such order, judgment, or decree remains in effect for 30 days; or

(j)	Any Borrower or Guarantor conceals, removes, or permits to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(k)	Any event shall occur or condition exist which results in a Material Adverse Effect; or

LOAN AGREEMENT	Page 27

(l)	Any litigation commences which hinders or delays the collection of any part of the Obligations or the exercise of any right or option of Lender under the Loan Documents; or

(m)	Dissolution, business failure, merger, or similar event, which has a Material Adverse Effect on Borrower; or

(n)	Borrower uses the Loan proceeds or Collateral in any manner different from the manner contemplated in the Loan Documents; or

(o)	Failure of any Borrower or Guarantor to comply with the terms of the Conditional Commitment or any of the Loan Documents.

Nothing contained in this Agreement shall be construed to limit the events of default contained in any of the other Loan Documents or any other document executed in connection with the Loan and all such events of default shall be cumulative.

Notwithstanding anything contained in this Section 7.1 to the contrary, Lender shall give Borrower five (5) days written notice of an Event of Default under Section 7.1(a), above, and thirty (30) days written notice of any other Event of Default which is capable of being cured, and Borrower shall have an opportunity to cure any such Event of Default within the applicable notice period. Provided, however, if an Event of Default is of a nature that it cannot be reasonably cured within such thirty (30) day period and (i) Borrower has commenced reasonable efforts to cure such default within such thirty (30) day period, and (ii) diligently pursues such cure efforts to completion, the cure period shall be extended to sixty (60) days from the original notification. The notice and cure period specified herein will begin to run on the date said notice is deemed received by Borrower under Section 8.2 of this Agreement. However, Borrower shall not be entitled to more than two (2) such notices of an Event of Default and opportunities to cure within any twelve (12) month time period.

7.2          Other Remedies. In addition to and cumulative of any rights or remedies provided for in Section 7.1 hereof, if any one or more Events of Default shall have occurred, the Lender may proceed to protect and enforce its rights hereunder, by any appropriate proceedings, and the Liens evidenced by the Security Documents shall be subject to foreclosure in any manner provided for therein or provided for by law as the Lender may elect. The Lender may also proceed either by the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents or to enforce the payment of the Note or to enforce any other legal or equitable right provided under this Agreement or the other Loan Documents, or otherwise existing under any law in favor of the holders of Indebtedness of the Borrower.

LOAN AGREEMENT	Page 28

Article 8

Miscellaneous

8.1          Not an Agent. Nothing contained herein shall be construed to constitute Borrower as Lender’s agent for any purpose whatsoever and Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever same may be located and regardless of the cause thereof. Lender does not, by anything herein or in any assignment or otherwise, assume any of Borrower’s obligations under any contract or agreement assigned to Lender and Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions hereof.

8.2          Notices. Any notice or other communications provided for in this Agreement, or in any of the other Loan Documents, shall be in writing and shall be given to the party to whom addressed at the address specified adjacent to their signature on the signature page(s) of this Agreement, or any such other address as such party shall request in a written notice made in compliance herewith. Except as otherwise provided herein, any notice required or permitted hereunder or under applicable law shall be in writing and shall be deemed effective if either (1) hand delivered, (2) sent by certified mail, return receipt requested, postage prepaid, or (3) sent by overnight courier. All notices sent by U.S. mail must be addressed as required above and shall be deemed received on the earlier of (i) the third Business Day immediately following the date of deposit in the U.S. mail or (ii) the date of actual receipt. All notices which are hand delivered or sent by overnight courier shall be deemed received on the day of delivery to the address required above. The address for notice may be changed by any party by giving notice as provided above.

8.3          Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising on the part of Lender of any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other right, power or privilege. The rights and remedies provided in the Loan Documents are cumulative of, and not exclusive of, any rights or remedies provided by law, in equity, or in any other agreement or Loan Document, all of which Lender may pursue at any time and from time to time.

8.4          Assignment. This Agreement shall be binding upon Borrower, Guarantor, and Lender and their respective successors and permitted assigns; provided, however, neither Borrower nor Guarantor may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Lender, and any such assignment or transfer without such consent shall be null and void. Borrower and Guarantor acknowledge and agree that Lender may sell one or more participations or assign its interest in all or any part of the Loan to others.

8.5          Severability. If a court of competent jurisdiction finds any provision of this Agreement, the Note, or any other Loan Document to be invalid or unenforceable as to any Person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other Person or circumstance. If feasible, any such unenforceable or invalid provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if such provision cannot be so modified, it shall be stricken and all of the remaining provisions of the Loan Documents in all other respects shall remain valid and enforceable and in no way affected thereby.

LOAN AGREEMENT	Page 29

8.6          Expenses, Etc. Borrower shall pay or reimburse Lender on demand: (a) the reasonable fees and expenses of legal counsel to Lender, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the Exhibits and schedules hereto), and the other Loan Documents and the making of the Loan, and any modification, supplement or waiver of any of the terms of this Agreement, or any other Loan Document; (b) reasonable out-of-pocket expenses incurred by Lender in connection with the preparation, documentation and administration of the Loan or any of the Loan Documents; and (c) all amounts expended, advanced or incurred by Lender to satisfy any obligation of Borrower or any Party under this Agreement or any other Loan Document to collect the Obligations or to enforce, protect, preserve or defend the rights of Lender under this Agreement or any other Loan Document, including, without limitation, fees and expenses incurred in connection with Lender’s participation as a member of a creditor’s committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 of the Bankruptcy Code, fees and expenses incurred in connection with any action pursuant to Section 1129 of the Bankruptcy Code and all other customary out-of-pocket expenses incurred by Lender in connection with such matters, together with interest thereon at the Maximum Rate on each such amount until the date of reimbursement to Lender.

8.7          Indemnification. Borrower and Guarantor shall indemnify the Lender and its directors, officers, attorneys, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by Borrower of the proceeds of any extension of credit by Lender hereunder; (ii) breach by any Borrower or Guarantor of this Agreement or any other Loan Document or the breach by any Party (except Lender) of any Loan Document; (iii) violation by any Borrower or Guarantor of any Legal Requirement; (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Borrower and Guarantor shall reimburse Lender and its directors, officers, attorneys, employees and agents, upon demand for any expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; or (v) taxes (excluding income taxes and franchise taxes) payable or ruled payable by any Governmental Authority in respect of the Obligations or any Loan Document, together with interest and penalties, if any.

8.8          Amendments, Etc. No amendment or modification of this Agreement, the Note or any other Loan Document shall in any event be effective against any Party unless the same shall be agreed or consented to in writing by such Party. No amendment, modification or waiver of any provision of this Agreement, the Note or any other Loan Document, nor any consent to any departure by Borrower or Guarantor therefrom, shall in any event be effective against the Lender unless the same shall be agreed or consented to in writing by Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

LOAN AGREEMENT	Page 30

8.9          Limitation of Interest. Borrower and Lender intend to comply with the applicable law governing the Maximum Rate. Interest contracted for, charged, or received shall not exceed the Maximum Rate, and, if in any contingency whatsoever, Lender shall receive anything of value deemed interest under applicable law which would cause the interest contracted for, charged, or received by the holder thereof to exceed the maximum amount of interest permissible under applicable law, the excessive interest shall be applied to the reduction of the unpaid principal balance hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance hereof such excess shall be refunded to Borrower, and the provisions of this Note and any demand on Borrower shall immediately be deemed reformed and the amounts thereafter collectible hereunder shall be reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, shall be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full (including the period of any renewal or extension hereof) so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate.

8.10          Survival. The obligations of Borrower and Guarantor under each Loan Document to which each is a party shall survive the repayment of the Loan.

8.11          Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

8.12          Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

8.13          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions within the State of Texas.

8.14          Venue. Borrower hereby irrevocably (a) agrees that any legal proceeding against Lender arising out of or in connection with the Loan Documents shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, or elsewhere (collectively, the “Courts”); (b) submits to the nonexclusive jurisdiction of the Courts; (c) agrees and consents that service of process may be made upon it in any proceeding arising out of the Loan Documents or any transaction contemplated thereby by service of process as provided by Texas law; (d) WAIVES, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of any Loan Document or the transactions contemplated thereby in the Courts; and (e) WAIVES any claim that any such suit, action or proceeding in any Court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by applicable law. Borrower agrees that a final and nonappealable judgment in any such action or proceeding may be enforced in other jurisdictions in any manner provided by law.

LOAN AGREEMENT	Page 31

8.15         Conflicts Between This Agreement and the Other Loan Documents. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of any of the other Loan Documents, Lender will have the right, in its sole discretion, to determine which of the conflicting provisions control, and such determination will be final.

8.16         Release of Certificate of Deposit. The Assignment of CD will be released as collateral for the Loan subject to (a) Borrower achieving three (3) consecutive months of positive cash flow, as determined by Lender, and (b) there being no Event of Default.

8.17         Construction Rider. The Construction Rider to Loan Agreement, attached hereto as Exhibit “E”, is incorporated by reference herein and forms a part of this Agreement.

8.18         No Oral Agreements. THIS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THE LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES

8.19. Waivers. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND GUARANTOR HEREBY JOINTLY, SEVERALLY AND UNCONDITIONALLY WAIVE (A) ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES BASED UPON OR RELATED TO SECTIONS 51.003, 51.004, AND 51.005 (AS MAY BE AMENDED) OF THE TEXAS PROPERTY CODE (TO THE EXTENT DEEMED APPLICABLE TO THIS TRANSACTION); AND (B) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF ANY OF THE LOAN DOCUMENTS.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVES THE BENEFITS AND PROTECTIONS AFFORDED BY SECTION 107.095 OF THE NEVADA REVISED STATUTES INCLUDING, WITHOUT LIMITATION, ALL REQUIRED NOTICES THEREUNDER (TO THE EXTENT DEEMED APPLICABLE TO THIS TRANSACTION).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LOAN AGREEMENT	Page 32

LENDER:

Green Bank, N.A.

By:	[signature illegible]
Name:
Title:

Address for Notice:
Attn:
4000 Greenbriar
Houston, Texas 77098

LOAN AGREEMENT	Page 33

BORROWER:

AQUA METALS RENO, INC, a Delaware corporation

By:	/s/ Thomas Murphy
Thomas Murphy
Chief Financial Officer

Address for Notice:
Attn: Thomas Murphy
1010 Atlantic Avenue
Oakland, California 94501-1147

GUARANTOR:

AQUA METALS OPERATIONS, INC., a Delaware corporation

By:	/s/ Thomas Murphy
Thomas Murphy
Chief Financial Officer

Address for Notice:
Attn: Thomas Murphy
1010 Atlantic Avenue
Oakland, California 94501-1147

AQUA METALS, INC., a Delaware corporation

By:	/s/ Thomas Murphy
Thomas Murphy
Chief Financial Officer

Address for Notice:
Attn: Thomas Murphy
1010 Atlantic Avenue
Oakland, California 94501-1147

LOAN AGREEMENT	Page 34

STATE OF NEVADA	§
§
COUNTY OF STOREY	§

BEFORE ME, the undersigned, a Notary Public in and for the said County and State, on this day personally appeared Thomas Murphy, Chief Financial Officer of AQUA METALS RENO, INC., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same in the capacity therein stated and for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of __________________________, 2015.

NOTARY PUBLIC, State of Nevada

LOAN AGREEMENT	Page 35

STATE OF NEVADA	§
§
COUNTY OF STOREY	§

BEFORE ME, the undersigned, a Notary Public in and for the said County and State, on this day personally appeared Thomas Murphy, Chief Financial Officer of AQUA METALS, INC., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same in the capacity therein stated and for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of __________________________, 2015.

NOTARY PUBLIC, State of Nevada

STATE OF NEVADA	§
§
COUNTY OF STOREY	§

BEFORE ME, the undersigned, a Notary Public in and for the said County and State, on this day personally appeared Thomas Murphy, Chief Financial Officer of AQUA METALS OPERATIONS, INC., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same in the capacity therein stated and for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of __________________________, 2015.

NOTARY PUBLIC, State of Nevada

LOAN AGREEMENT	Page 36

EXHIBIT A

A.	First Deed of Trust lien in and on the Commercial Land and Improvements.

B.	A first and prior assignment of all leases, rents, and revenue in any way relating to the Commercial Land and Improvements.

C.	A first and prior lien and security interest in the following personal property of Borrower, wherever located, and whether now owned or hereafter acquired or arising, including Proceeds and Supporting Obligations (Any term relating to a Collateral definition used below, shall have the meaning accorded thereto in the UCC):

1.         Accounts; and

2.         Goods, including Equipment, Fixtures, Inventory, and Accessions.

D.	Collateral assignment of a $1,000,000.00 certificate of deposit to be held and controlled by Lender, subject to Section 8.16 of this Agreement.

E.	A first and prior lien and security interest in the Loan Proceeds Account, held and controlled by Lender.

F.	A first and prior lien and security interest in the Borrower’s Equity Account, held and controlled by Lender.

 EXHIBIT “A-1”

Commercial Land

EXHIBIT “B”

[Attach copy of Note]

EXHIBIT “C”

[ATTACH COPY OF CONDITIONAL COMMITMENT]

EXHIBIT “D”

OFFICER’S STATEMENT

This Officer’s Statement is made by Thomas Murphy, Chief Financial Officer of AQUA METALS RENO, INC., a Delaware corporation (the “Borrower”) and the Borrower itself, to induce GREEN BANK (“Lender”) to extend credit to the Borrower. All capitalized terms herein and not otherwise defined shall have the meanings assigned to them in the Agreement to which this is attached. This Statement is being provided with the understanding that the individual executing this Statement shall have no personal liability in any manner whatsoever herein or otherwise related to the transactions contemplated hereby.

The following statements are true and correct to the best of the undersigned’s knowledge, information, and belief:

Thomas Murphy is the Chief Financial Officer of the Borrower. Borrower is a corporation duly organized under the la, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, necessary in order for it to conduct its business and own its Property(ies). Borrower is in good standing under the laws of all other jurisdictions in which qualification is necessary in order for it to conduct its business and own its Property(ies) as conducted and owned in such jurisdictions. Without limiting the generality of the foregoing, Borrower has all requisite power and authority, corporate or otherwise, necessary in order for it to conduct its business and own its Property(ies) in the State of Nevada.

The financial statement of Borrower dated September 30, 2015, previously delivered to Lender, fairly present the financial condition of the Borrower as of such dates and the results of the operations of Borrower for the periods ended on such dates all in accordance with GAAP, and since the dates of such financial statements, no event has occurred which has had or is likely to have a Material Adverse Effect.

The execution, delivery and performance of the Loan Documents to which Borrower is a party are within its company powers and have been duly authorized by all necessary company action of Borrower. Neither execution nor delivery of any Loan Documents, nor the fulfillment of or compliance with its terms, will contravene or violate (i) Borrower’s Organizational Documents, (ii) any Legal Requirement binding on or affecting Borrower, or (iii) any mortgage, indenture, contract, agreement or other instrument, or any judgment, order or decree binding upon Borrower. No authorization or approval or other action by, and no notice to or filing with, any franchisor, licensor, distributor, Governmental Authority, regulatory body, or other Person is required for the due execution, delivery and/or performance by Borrower of the Loan Documents to which it is a party. The Loan Documents to which it is a party have been duly executed and delivered and are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

Borrower has not received notice nor does Borrower have any actual knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants, requirements, or conditions contained in any permit, license, or contract applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default under such any such permit, license, or contract, in each case, except where such default or defaults, if any, will not have or is not likely to have a Material Adverse Effect.

Currently, there is no pending or, to the knowledge of Borrower, threatened action or proceeding affecting Borrower before any court (or other Governmental Authority) or arbitrator, which has had or is likely to have a Material Adverse Effect, or would subject Borrower to any liability not fully covered by insurance, or would be required to be disclosed in the notes to any financial statements of Borrower prepared in accordance with GAAP.

Borrower possesses adequate assets, licenses, permits, patents, patent applications, copyrights, trademarks, trademark applications, trade names, technology, processes, and franchise and distribution rights to continue to conduct its business as heretofore conducted by it, and as contemplated by the Loan to be conducted on the Commercial Land. Borrower has and will continue to have good and indefeasible title to its Property, free and clear of all Liens other than as permitted by Section 5.3 of the Agreement. No Liens exist as of the Closing Date upon or with respect to any Property of Borrower other than (a) Liens permitted under Section 5.3 of the Agreement, and (b) Liens to be released on the Closing Date.

Except for trade payables arising, and endorsements of negotiable instruments for collection, in each case, in the ordinary course of its business, Borrower will not have, as of the Closing Date, (i) any obligation or liability (including, without limitation, contingent liabilities) which would have a Material Adverse Effect, (ii) any Indebtedness for borrowed money other than the debt evidenced by the Note, or (iii) any obligation to guarantee the obligation(s) of any other Person.

Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose which would be inconsistent with the provisions of Regulations G, U or X.

The outstanding membership interests of Borrower are duly authorized, validly issued, fully paid and nonassessable. One hundred percent (100%) of the outstanding equity interests in Borrower are owned by a corporation duly formed under the laws of the State of Delaware.

The representations and warranties of Borrower contained in the Loan Documents, and all certificates and other documents delivered to Lender pursuant to the terms thereof do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Borrower has not intentionally withheld any material fact from Lender in regard to any matter.

Borrower is not subject to any regulation or other Legal Requirements which limit the ability of Borrower to incur indebtedness or its ability to consummate the transactions contemplated by the Agreement or by the other Loan Documents.

After giving effect to the consummation of the transactions evidenced by the Loan Documents, Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature; and Borrower owns Property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its respective debts.

Borrower is in compliance with all Legal Requirements applicable to it and its business, the violation of which would possibly have a Material Adverse Effect.

The operations of Borrower are in compliance with all applicable Requirements of Environmental Law. No Property of Borrower requires any Remedial Action. To the best of my knowledge, there is not now on or in any Property of Borrower (a) any asbestos containing materials; (b) any underground or aboveground storage tanks; (c) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment; or any other Hazardous Materials. Borrower has not received, or is otherwise aware of, any notice or claim to the effect that Borrower is or may be liable in any respect to any Person as a result of the release or threatened release of Hazardous Materials into the environment. Neither Borrower, nor any of its past or present Property(ies) or operations, are subject to any investigation, judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting (i) any Requirements of Environmental Law, (ii) any Remedial Action, or (iii) any Environmental Claim or Environmental Liabilities arising from the release or threatened release of Hazardous Materials into the environment.

Borrower has filed (or has obtained a currently effective extension of time for the filing of) all federal and all state, local and other tax returns and other reports which each is required by any Legal Requirement to file, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid other than those taxes, fees, assessments and charges which are being contested pursuant to Section 4.3 of the Agreement and such returns properly reflect the United States income, foreign taxes and/or state taxes of Borrower for the periods covered thereby. Borrower does not have any knowledge of any proposed tax assessment against Borrower that will have or is likely to have a Material Adverse Effect.

Borrower’s uses of the proceeds of the Loan are and will continue to be, legal and proper company uses (duly authorized by Borrower’s Directors and shareholders, as applicable, and are consistent with the Agreement and all applicable Legal Requirements in effect from time to time.

The Liens of Lender attaching to the Collateral will at all times constitute valid and enforceable first priority Liens in favor of Lender, subject to no prior Lien, unless otherwise noted in Exhibit “A” of the Agreement. Before any funding under the Note, Borrower will have taken or will have participated with Lender in taking, all necessary action and make all necessary filings to provide Lender with perfected, first priority Liens in the Collateral (unless a lesser priority Lien is noted in Exhibit “A” to the Agreement), under the laws of all applicable jurisdictions.

The Loan is and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in the UCC.

Borrower’s chief executive office is 1010 Atlantic Avenue, Oakland, California 94501-1147 (“Office Address”), and its principal place of business is (or will be, upon completion of construction of the 125,000 square foot industrial building on the Commercial Land) 2500 Peru Drive, McCarran Nevada 89434, which is the address of the Commercial Land. The personal property Collateral is located at the Office Address and/or on the Commercial Land.

Borrower has performed or complied with all of its covenants and agreements required under the Loan Documents.

No Event of Default has occurred.

Thomas Murphy, Chief Financial Officer

AQUA METALS RENO, INC, a Delaware corporation

By:
Thomas Murphy, Chief Financial Officer

EXHIBIT “E”

CONSTRUCTION RIDER TO LOAN AGREEMENT

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 45

EXHIBIT “E”

CONSTRUCTION RIDER TO LOAN AGREEMENT

This Construction Rider To Loan Agreement (this “Construction Rider”) is made and entered as of the Closing Date, by and among Lender and Borrower, with the approval of Guarantor, and shall be a part of the Loan Agreement (the “Agreement”) to which this is attached. In the event the terms and provisions of this Construction Rider are in conflict with the terms and provisions of any of the other Loan Documents, the terms and provisions of this Construction Rider will control. However, the terms, conditions, requirements, and agreements contained herein are intended to be in addition to, and not a replacement of, the terms, conditions, requirements, and agreements contained in the other Loan Documents.

ARTICLE CR-I

DEFINITIONS AND USE OF TERMS

CR-1.1	Definitions. Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein have the meanings set forth in Article 1 of the Agreement:

“Affidavit of Borrower” means a sworn affidavit of Borrower (and such other parties as Lender may require) to the effect that all statements, invoices, bills, and other expenses incident to the acquisition of any Commercial Land, if applicable, and/or the construction of the Improvements incurred to a specified date, whether or not specified in the Approved Budget, have been paid in full, except for (a) Retainage, and (b) items to be paid from the proceeds of an Advance then being requested or in another manner satisfactory to Lender.

“Application for Advance” means a written application by Borrower (and such other parties as Lender may require) to Lender, in Proper Form, specifying by name, current address, and amount all parties to whom Borrower is obligated for labor, materials, or services supplied for the construction of the Improvements and all other expenses incident to the Loan, the Commercial Land, and the construction of the Improvements, whether or not specified in the Approved Budget, requesting an Advance for the payment of such items, containing, if requested by Lender, an Affidavit of Borrower, accompanied by such schedules, affidavits, releases waivers, statements, invoices, bills, and other documents as Lender may request. Unless the Lender specifies a different form, the Application for Advance will be AIA Document G702 and G703.

“Approved Budget” means a budget and cost itemization prepared by Borrower, in Proper Form, and approved in writing by Lender, specifying the cost by item of (a) acquisition of the Commercial Land (if applicable); (b) all labor, materials, and services necessary for the construction of the Improvements in accordance with the Plans and all Legal Requirements; and (c) all other expenses anticipated by Borrower incident to the Loan, the Commercial Land, and the construction of the Improvements.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 46

“Architect” means the architect who prepared the Plans.

“Architectural Contract” means a written agreement, in Proper Form, between Borrower and Architect, if any, for architectural services pertaining to construction of the Improvements.

“Completion Date” means the date of substantial completion set forth in the Construction Contract. If the date of substantial completion cannot be determined by reviewing the Construction Contract, the Completion Date will be thirty (30) days prior to the date on which the first principal and interest payment is due on the Loan, as set forth in the Note.

“Construction Contract” means each agreement, in Proper Form, made by and between Borrower and Contractor for construction of the Improvements.

“Contractor” means each Person with whom Borrower makes a Construction Contract.

“Contractor’s Agreement” means a written agreement, in Proper Form, duly executed by Contractor in favor of Lender (a) consenting to the assignment and encumbrance of the Construction Contract; (b) agreeing to continue performance under the Construction Contract at the request and for the benefit of Lender or its designee; (c) subordinating all liens, security interests and claims of Contractor against the Commercial Land and Borrower, to those of Lender under the Loan Documents; and (d) respecting such other matters as Lender may require.

“Fees”means all fees, costs, and expenses due in connection with the Loan including, without limitation, all fees, costs, and expenses generally described in Exhibit “1” hereto.

“Improvements”, as used in this Construction Rider, means the improvements to be constructed, installed, equipped and/or altered on the Commercial Land, as generally described in the Conditional Commitment, and more specifically described in the Construction Contract, Plans, and Approved Budget. The Improvements are generally described as follows: Construction of a 125,000 square foot industrial building per the plans and specifications approved by Lender.

“Inspecting Architect/Engineer” means any architect, engineer, or other qualified professional (as determined by Lender), if any, retained or directed by Lender from time to time to inspect all or any portion of the Commercial Land and Improvements.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 47

“Plans” means the final working drawings and specifications for the construction of the Improvements (including soil reports and engineering calculations) and as modified or supplemented from time to time, which Plans must be approved in writing by (a) Lender, (b) Borrower, (c) Inspecting Architect/Engineer, (d) any lessee of the Commercial Land, if applicable, (d) any architectural review committee, owner’s association, or other Person, if required, and, (e) to the extent necessary, by each Governmental Authority.

“Required Insurance” – The definition of “Required Insurance” in Article 1 of the Agreement is hereby revised to also include (a) contractor’s policies of comprehensive general public liability insurance, including worker’s compensation insurance; (b) hazard insurance against all risks of loss, including collapse, in an amount not less than the full replacement cost of all Improvements, including the cost of debris removal, with annual agreed amount endorsement and sufficient at all times to prevent Borrower from becoming a co-insurer, (c) such insurance prior to completion of the Improvements to be in builder’s risk form on a non-reporting basis, (d) coverage for all materials and equipment, wherever located, intended to be installed in or utilized in the construction of the Improvements, and (e) any other type of insurance Lender may require, all in Proper Form.

“Retainage” means the amount withheld from any approved Advance. The amount of any Retainage will typically be a percentage of the approved Advance, as determined by the Construction Contract or otherwise required by Lender.

ARTICLE CR-II

ADVANCES

CR-2.1	Procedure for Construction Advances. Lender shall not be required to make Advances more frequently than monthly. Each Application for Advance shall be submitted by Borrower to Lender at least ten (10) Business Days prior to the requested date (which must be a Business Day) of the Advance. Except as Lender may otherwise determine from time to time, each Advance will be made at Lender’s principal office. All progress payments will be made in accordance with the procedures provided by Lender and the Inspecting Architect/Engineer, if any.

CR-2.2	Amount of Advances. Advances for construction of the Improvements shall be made only for costs and expenses specified in the Approved Budget, and then only for work performed, services rendered, or materials furnished; invoices for same must be provided to Lender. Advances shall be based upon the percent of completion of the Improvements, and shall not exceed the aggregate of:

(a)	the costs of labor, materials, and services incorporated into the Improvements in a manner acceptable to Lender, plus

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 48

(b)	if approved by Lender, the purchase price of all uninstalled materials to be utilized in the construction of the Improvements, which materials must be stored on the Commercial Land, or elsewhere with the written consent of, and in a manner acceptable to, Lender, less

(c)	the Retainage applicable to such Advance, and less

(d)	all prior Advances for payment of costs of labor, materials, and services for the construction of the Improvements, and the Retainage relating thereto.

CR-2.3	Conditions to the Initial Construction Advance. In addition to the conditions set forth in the Agreement as to Advances, as a condition precedent to the initial Advance for labor, materials, or construction services (whether or not it is the initial Advance), Borrower and each Contractor shall have jointly executed and recorded with the county clerk of the county in which the Commercial Land is situated, an affidavit or notice of commencement of work, in Proper Form (if required by applicable law). Borrower’s acceptance of the initial Advance for labor, materials, or construction services shall constitute a representation by Borrower that an affidavit/notice of commencement has been properly recorded as required or permitted by applicable law, if at all. In addition to the requirements above, as a condition precedent to the initial Advance for labor, materials, or construction services (whether or not it is the initial Advance), Borrower must satisfy the conditions required herein, pay to Lender, in cash, all Fees, and execute and deliver to, procure for and deposit with, Lender, and if appropriate, record in the proper records, the documents, certificates, and other items referred to in Exhibit “1”, hereto, in Proper Form, together with such other documents, certificates and items as Lender may require from time to time.

CR-2.4	Conditions to Each Construction Advance. In addition to the matters set forth in the Agreement, as conditions precedent to each Advance relating to the construction of the Improvements, including the initial Advance, and in addition to the Conditions to the Initial Construction Advance, set forth above, each of the following requirements must be satisfied and evidence of such satisfaction, in Proper Form, delivered to Lender:

(a)	The Title Insurance shall be endorsed and extended, if required by Lender, to cover each Advance with no additional title exceptions objectionable to Lender.

(b)	Borrower shall procure and deliver to Lender, if required by Lender, releases or waivers of mechanic’s liens and receipted bills showing payment of all amounts due to all parties who have furnished materials or services or performed labor of any kind in connection with the construction of any of the Improvements or otherwise with respect to the Commercial Land.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 49

(c)	An inspection of and acceptable report on the Improvements by the Inspecting Architect/Engineer, if required by Lender.

(d)	If the work to be performed under the Construction Contract is for a new structure or an addition to an existing structure, a batter-board/form survey, if required by Lender, shall have been furnished to Lender for review and approval prior to the pouring of each foundation of the Improvements showing no encroachment of the Improvements on any boundary line, easement, building set back line, or other restricted area.

(e)	The amount of the requested Advance shall not be in excess of the amount then available under the Loan and/or Escrow, excluding Retainage.

(f)	No material changes in the approved Plans will be or have been ordered or permitted without the prior written consent of the Lender and the surety company issuing the surety bond, if any.

(g)	Borrower shall procure and deliver to Lender, if required by Lender, agreements from the Architect, Contractor, subcontractors, and all other persons furnishing labor, materials or services in connection with the design and/or construction of the Improvements, releasing or waiving any lien, claim, charge, or right they may have against Borrower, the Commercial Land, and/or the Improvements, and/or subordinating any such lien, claim, charge, or right to the lien of the Deed of Trust and the rights of Lender thereunder.

CR-2.5	Final Advance. Without limitation of other conditions applicable thereto, the final Advance, including all Retainage, will not be made until Lender has received all of the following, in Proper Form:

(a)	A completion certificate from the Contractor and from any Inspecting Architect/Engineer, all in Proper Form.

1)	Evidence satisfactory to Lender that all Legal Requirements, and all requirements of any restrictive covenants or other matter affecting the Commercial Land have been satisfied, including, but not limited to, delivery to Lender of final/permanent certificates of occupancy permitting the Improvements to be legally occupied.

(b)	Evidence that no mechanic’s or materialmen’s liens or other encumbrances have been filed and remain in effect against the Commercial Land.

(c)	Final lien releases or waivers by Contractor, Architect (if any), subcontractors, materialmen and all other parties who have supplied labor, materials or services relating to the Improvements, or who otherwise might be entitled to claim any type or kind of Lien against the Commercial Land.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 50

(d)	An “as-built” Survey showing, at a minimum, that the Improvements as completed do not encroach on any boundary line, easement, building set back line, or other restricted area.

(e)	In addition, the final Advance hereunder, including Retainage, shall, at Lender’s option, be withheld until thirty (30) days (or such other period of time within which parties who have supplied labor, materials or services relating to the Improvements are permitted to file a claim of Lien against the Commercial Land) after (i) the “completion” of the Improvements (as determined by Lender and the Inspecting Architect/Engineer, if any), (ii) a notice of completion has been recorded in the real property records of the county in which the Commercial Land is located, if required by applicable law, and (iii) possession of the Improvements shall be delivered to Borrower after final/permanent certificate of occupancy has been issued, and written punch list has been developed, agreed to, and signed and dated by the Borrower and Contractor.

CR-2.6	Approved Budget Allocations. Lender shall not be obligated to make an Advance relating to an item allocated in the Approved Budget to the extent that the amount of the Advance relating to such item, when added to the amount of prior Advance relating to such item, would exceed the amount allocated to such item in the Approved Budget. Lender reserves the right to make Advances which are allocated to any of the items in the Approved Budget for such other items therein or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable. Borrower may not reallocate items of cost in, or change, the Approved Budget without the prior written consent of Lender.

ARTICLE CR-III

REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants as follows:

CR-3.1	Intentionally Deleted.

CR-3.2	System Compliance. To the best of Borrower’s knowledge, the storm and sanitary sewer system, water system, all mechanical systems of the Commercial Land and other parts of the Improvements do (or when constructed will) comply with all Legal Requirements including, without limitation, applicable environmental, pollution control and ecological laws, ordinances, rules and regulations, and Borrower has been issued all necessary permits, licenses or other authorizations for the construction, occupancy, operation, and use of the Improvements.

CR-3.3	Submittals. The Loan Documents and all Financial Statements, Plans, budgets, schedules, opinions, certificates, confirmations, Contractor’s statements, application, rent rolls, affidavits, agreements, Construction Contract, Architectural Contract, and other materials submitted to the Lender in connection with or in furtherance of the Loan by or on behalf of the Borrower or any Guarantor fully and fairly state the matters with which they purport to deal, and neither misstate any material fact, nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 51

CR-3.4	Utility Availability. To the best of Borrower’s knowledge, subject only to payment of fees to be paid from the Approved Budget, all utility and municipal services required for the construction, occupancy and operation of the Improvements, including but not limited to, water supply, storm and sanitary sewer systems, gas electric and telephone facilities, are available for use and tap-on at the boundaries of the Commercial Land and will be available in sufficient amounts for the normal and intended use of the Improvements, and written permission has been or will be obtained from the applicable utility companies or municipalities to connect the Improvements into each of said services.

CR-3.5	Inducement to Lender. The representations, covenants, and warranties contained in the Loan Documents and the funding of the Escrow, if any, are made by Borrower as an inducement to Lender to make the Loan, and Borrower understands that Lender is relying on such representations, covenants, and warranties and that such representations, covenants, and warranties shall survive any (a) bankruptcy proceedings involving Borrower, Guarantor, or the Commercial Land, or (b) foreclosure of the Deed of Trust, or (c) conveyance of title to the Commercial Land in lieu of foreclosure of the Deed of Trust. Acceptance of each Advance constitutes reaffirmation, as of the date of such acceptance, of the representations, covenants, and warranties of each Borrower and Guarantor in the Loan Documents, on which Lender shall rely in making such Advance.

ARTICLE CR-IV

COVENANTS AND AGREEMENTS OF BORROWER

Borrower hereby covenants and agrees as follows:

CR-4.1	Compliance with Legal Requirements. All Legal Requirements shall be timely complied with and evidence thereof delivered to Lender. Borrower assumes full responsibility for the compliance of the Plans, the Commercial Land and Improvements with all Legal Requirements and with sound building and engineering practices and, notwithstanding any approvals by Lender and/or any Inspecting Architect/Engineer, Lender and/or any Inspecting Architect/Engineer shall have no obligation or responsibility for the Plans or any other matter incident to the Commercial Land or the construction of the Improvements.

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CR-4.2	Construction Contract. Borrower shall become party to no contract, including any Construction Contract, for the performance of any work on the Commercial Land or for the supplying of any labor, materials, or services for the construction of the Improvements except upon such terms and with such parties as shall be approved in writing by Lender. Each Construction Contract shall provide that all liens, claims and charges of the Contractor are subordinate to the Deed of Trust and the rights of Lender thereunder and shall require all subcontracts to contain a provision subordinating the subcontractors’ liens, claims and charges to the Deed of Trust and the rights of Lender thereunder. Each Construction Contract shall also provide that no change orders shall be effective without the prior written approval of Lender. No approval by Lender of any Construction Contract or change order shall make Lender responsible for the adequacy, form, or content of any Construction Contract or change order.

CR-4.3	Utilities; Access. Borrower shall take all steps necessary to provide that (a) all utility services necessary for the construction of the Improvements and the operation thereof for their intended purposes are available for connection to the Improvements, including water supply, storm and sanitary sewer facilities, and gas, electric, and telephone facilities; and (b) either all roads necessary for vehicular and pedestrian access to and from the Commercial Land have been completed or the necessary rights-of-way therefor have been acquired by the appropriate Governmental Authority or dedicated to the public use and accepted by such Governmental Authority and all necessary steps have been taken by the Borrower and such Governmental Authority to assure the complete construction and installation thereof prior to the Completion Date.

CR-4.4	Construction of the Improvements. The construction of the Improvements shall be prosecuted with diligence and continuity, in a good and workmanlike manner and in accordance with sound building and engineering practices, all applicable Legal Requirements, the Plans, and the requirements of any lease, if applicable. Borrower shall not permit cessation of work for a period in excess of 10 days, except cessation, for not more than 30 days in the aggregate, caused by acts of God or other causes not within the control of Borrower, without the prior written consent of Lender, and shall complete construction of the Improvements on or before the Completion Date, free and clear of all Liens on the Commercial Land, except the lien of the Deed of Trust.

CR-4.5	Correction of Defects. Borrower shall correct or cause to be corrected (a) any defect in the Improvements; (b) any material departure in the construction of the Improvements from the Plans, sound building and engineering practices, Legal Requirements, or the requirements of any lease, if applicable; or (c) any encroachment by any part of the Improvements or any structure located on the Commercial Land over any building line, easement, property line, or restricted area.

CR-4.6	Storage of Materials. Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Improvements, but not affixed to or incorporated into the Improvements or the Commercial Land, to be stored on the Commercial Land or at such other location as may be approved by Lender in writing, with adequate safeguards, as required by Lender, to prevent and insure against loss, theft, damage, or commingling with other materials or projects.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 53

CR-4.7	Inspection of the Commercial Land. Borrower shall permit Lender, USDA, the Inspecting Architect/Engineer (if any), any Governmental Authority, and their agents and representatives, to enter upon the Commercial Land and Improvements, and any location where materials intended to be utilized in the construction of the Improvements are stored, for the purpose of inspection of the Commercial Land and Improvements and such materials at all reasonable times, to the extent provided in Section 4.5 of the Agreement.

CR-4.8	Application of Advances. Borrower shall disburse all Advances for payment of costs and expenses specified in the Approved Budget, and for no other purpose unless approved in writing by Lender.

CR-4.9	The Borrower’s Deposit. If from time to time Lender reasonably determines that the unadvanced portion of the Loan and/or Escrow will be insufficient for payment in full of: (a) costs of labor, materials, and services required for the construction of the Improvements; (b) other costs and expenses specified in the Approved Budget; and (c) other costs and expenses required to be paid in connection with the completion of the Improvements in accordance with the Plans, sound building and engineering practices, any Legal Requirements, or the requirements of any lease, if applicable, then Borrower shall, on request of Lender, make a deposit with Lender, which deposit will become part of the Escrow. Lender may advance all or a portion of the Escrow prior to any portion of the Loan proceeds, at Lender’s sole discretion. Borrower shall promptly notify Lender in writing if and when the cost of the construction of the Improvements exceeds, or appears likely to exceed, the amount of the unadvanced portion of the Loan and Escrow.

CR-4.10	Direct Disbursement and Application by Lender. Upon an Event of Default which continues beyond any applicable cure period, Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of the Loan and/or Escrow, including any Advance, to the satisfaction of any of Borrower’s obligations under the Loan Documents, the Construction Contract, and/or the Architectural Contract. Borrower hereby authorizes Lender to hold, use, disburse and apply the Escrow to satisfy any of Borrower’s obligations under the Loan Documents, the Construction Contract, and/or the Architectural Contract. Borrower hereby assigns and pledges the proceeds of the Escrow and grants therein a security interest to Lender for such purposes. Lender may advance and incur such expenses as Lender reasonably deems necessary to preserve the Commercial Land and Improvements, and any other Collateral, and such expenses shall be proper expenses available to be paid out of the Loan and Escrow. Lender may disburse any portion of any Advance at anytime, and from time to time, to persons other than Borrower for the purposes specified in this Section irrespective of any other provision hereof, and the amount of Advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 54

CR-4.11	Inspection of Books and Records. Borrower shall permit Lender and USDA, upon request, to examine and copy all contracts, statements, invoices, bills, and claims for labor, materials and services supplied for the construction of the Improvements, in accordance with Section 4.5 of the Agreement.

CR-4.12	No Liability of Lender. Lender, Lender’s Representative, and Inspecting Architect/Engineer shall have no liability, obligation or responsibility with respect to the construction of the Improvements. Lender shall not be obligated to inspect the Commercial Land, Plans, or the construction of the Improvements, nor be liable for the performance or default of Borrower, Architect, the Inspecting Architect/Engineer, Contractor, or any other party, or for any failure to construct, complete, protect or insure the Improvements, or for the payment of costs of labor, materials or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower. Nothing, including without limitation any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender. Further, Lender shall not have, has not assumed, and by its execution and acceptance of the Agreement hereby expressly disclaims, any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower or of any Guarantor, and no term or condition herein, or in any of the other Loan Documents, shall be construed otherwise. Borrower hereby expressly acknowledges and agrees that no term or condition herein, or in any of the Loan Documents, shall be construed so as to deem the relationship between Borrower, any Guarantor, and Lender to be other than that of borrower, guarantor and lender, and Borrower shall at all times represent that the relationship between Borrower, any Guarantor and Lender is solely that of borrower, guarantor and lender. Borrower hereby indemnifies and agrees to hold Lender harmless from and against any liability, loss, cost or expense incurred or suffered by Lender as a result of any assertion or claim of any liability or responsibility of Lender for (i) the Plans, or the construction of the Improvements, and/or (ii) the payment or performance of any indebtedness or obligation of any Borrower or Guarantor.

CR-4.13	No Conditional Sale Contracts, Etc. Except to the extent permitted by the Agreement, no materials, equipment or fixtures shall be supplied, purchased or installed for the construction or operation of the Improvements pursuant to security agreements, conditional sale contracts, lease agreements or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment or fixtures intended to be utilized in the construction or operation of the Improvements.

CR-4.14	Assignment of Construction Contracts. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower’s rights and interest, but not its obligations in, under, and to each Construction Contract upon the following terms and conditions:

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 55

(a)	Borrower represents and warrants that the copy of each Construction Contract it will furnish to Lender is a true and complete copy thereof, including all amendments thereto, if any, and that Borrower’s interest therein is not subject to any claim, set-off or encumbrance.

(b)	Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Construction Contract, and Borrower shall continue to be solely liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under each Construction Contract. Borrower agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including but not limited to, reasonable attorney’s fees) resulting from any failure of Borrower to so perform.

(c)	Upon an Event of Default which continues beyond any applicable cure period, Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Construction Contract or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including but not limited to, reasonable attorneys’ fees) incurred in connection with any such action, or any inaction.

(d)	Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact, in Borrower’s or Lender’s name, to enforce all rights of Borrower under each Construction Contract.

(e)	Prior to the occurrence of a Event of Default, Borrower shall have the right to exercise its rights under each Construction Contract, provided that Borrower shall not cancel or amend any Construction Contract or do or suffer to be done any act which impairs the security constituted by this assignment without the prior written consent of Lender.

(f)	This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Commercial Land and/or Improvements, and any Entity formed by or on behalf of Lender which assumes Lender’s rights and obligations under the Agreement.

CR-4.15	Assignment of Plans. As additional security for the Loan, Borrower hereby transfers and assigns to Lender all of Borrower’s right, title and interest in and to the Plans and hereby represents and warrants to and agrees with Lender as follows:

(a)	Each schedule of the Plans delivered or to be delivered to Lender is and shall be a complete and accurate description of the Plans.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 56

(b)	The Plans are for the construction of the Improvements and there have been no modifications thereof except as described in such schedule. The Plans shall not be modified without the prior written consent of Lender.

(c)	Lender may use the Plans for any purpose relating to the Improvements, including but not limited to inspections of construction and the completion of the Improvements.

(d)	Lender’s acceptance of this assignment shall not constitute approval of the Plans by Lender. Lender has no liability or obligation in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans. Lender has no duty to inspect the Improvements, and if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower or any other party arising out of such inspection. No such inspection, nor any failure by Lender to make objections after any such inspection, shall constitute a representation or belief by Lender that the Improvements are constructed in accordance with the Plans or any other requirement, or constitute a waiver of Lender’s right thereafter to insist that the Improvements be constructed in accordance with the Plans or any other requirement.

(e)	This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Commercial Land and/or Improvements, and any Entity formed by or on behalf of Lender which assumes Lender’s rights and obligations under the Agreement.

CR-4.16	Prohibition on Assignment. Borrower shall not assign or encumber any interest of Borrower hereunder without the prior written consent of Lender.

CR-4.17	Payment of Claims. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the construction of the Improvements. In the event Borrower refuses to pay any such amount due to a dispute with any Architect, Contractor, subcontractor, and/or any other person furnishing labor, materials or services in connection with the design and/or construction of the Improvements, Borrower will purchase a bond (in Proper Form), or provide such additional security, in such amounts as are required by Lender and the Title Company, the purpose of such bond or other security being to ensure that no claim of Lien or other encumbrance (a) will be superior to Lender’s Lien on the Commercial Land and Improvements, and (b) will remain on the Commercial Land in the event of an adverse determination or resolution of Borrower’s dispute.

CR-4.18	Advertising by Lender. Lender may erect and maintain on the Commercial Land one or more advertising signs indicating that the construction financing for the Commercial Land has been provided by Lender.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 57

CR-4.19	No Occupancy Contrary to Builder’s Risk Policy. The Improvements shall not be occupied until Borrower has obtained and furnished to Lender a “permission to occupy” endorsement to the builder’s risk insurance policy, which endorsement is satisfactory to Lender, or Borrower has obtained replacement coverage in the form of an all-risk insurance policy upon the completed Improvements, which policy will not be impaired by the occupancy of the Improvements and is satisfactory to Lender.

CR-4.20	Compliance With Lender’s Construction Requirements. Borrower will comply with Lender’s construction requirements, regardless of whether such requirements are specifically set out in the Agreement or this Construction Rider, and will ensure that Contractor also complies with Lender’s construction requirements. Borrower further agrees to pay all costs, fees and other charges associated with Borrower’s and/or Contractor’s compliance with Lender’s construction requirements.

CR-4.21	Cultural Materials. If cultural materials are encountered during any construction or other activity, work will immediately cease in the area of discovery. Work may continue in the project area where no cultural materials are present, with the written approval from the USDA. Upon discovery of any cultural materials, the Borrower and the Contractor must immediately notify the Lender, Inspecting Architect/Engineer, and the USDA Rural Development State Environmental Coordinator at (775) 857-8500.

CR-4.22	Compliance With Conditional Commitment. To the extent not otherwise required by the Agreement and/or this Construction Rider, Borrower agrees(a) to ensure that all Improvements are designed and completed in accordance with accepted architectural and engineering practices and conform to (1) the Construction Contract, (2) the Architectural Contract, (3) the Plans, and (4) all Legal Requirements, (b) to ensure that all Improvements will be completed with available funds, (c) that Borrower will be responsible for, and will immediately pay, all cost overruns, (d) the Improvements will be used only for the purpose as approved in writing by Lender, (e) Borrower will produce the quality and quantity of products proposed in its loan application to the USDA, and (f) ensure compliance with all terms, conditions and requirements contained in the Conditional Commitment. To the extent any the terms, conditions and/or requirements in the Conditional Commitment impose any obligation(s) and/or responsibility(ies) on Lender and/or Contractor, Borrower agrees that Borrower will be fully, independently, and solely responsible to ensure compliance with each such term, condition and/or requirement, and will indemnify and hold Lender and/or Contractor, as applicable, harmless for its failure to comply with same.

CR-4.23	No Profit on Construction. In the event that Borrower, or any Affiliate of Borrower, constructs, or performs any construction services in connection with the Improvements (including, without limitation, acting as a contractor). Borrower agrees that it shall not be paid, nor receive, a profit for such work. Borrower will submit all documentation and other information requested by Lender, in Proper Form, to satisfy Lender that Borrower has complied with this restriction including, without limitation, a cost breakdown of all work performed.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 58

CR-4.24	Storm Run-Off. Borrower will mitigate potential storm run-off during construction of the Improvements using best management practices.

CR-4.25	Compliance with Federal Law. Without limiting the generality of any other affirmative covenant or other agreement contained in the Agreement and/or this Construction Rider, Borrower agrees that it will ensure that (1) the Contractor complies with (i) the Americans with Disabilities Act, which became effective on January 26, 1992, and all supplements and amendments thereto, and (ii) Executive Order 11246, entitled “Equal Employment Opportunity,” as amended by Executive Order 11375 and supplemented by Department of Labor regulations (41 C.F.R., part 60); (2) all project facilities are designed utilizing accepted architectural and engineering practices, and conform to applicable Federal, state, and local codes and requirements including, without limitation, the Americans With Disabilities Act; (3) the project will be completed using the available funds and, once completed, will be used for its intended purpose and produce products in the quality and quantity proposed in the completed application approved by the USDA; (4) construction conforms with all applicable Legal Requirements; (5) proceeds of the Loan are used in accordance with the approved Plans, and other contract documents; and (6) Loan and Escrow funds are used only for eligible project costs.

         ARTICLE CR-V

         RIGHTS AND REMEDIES OF LENDER

CR-5.1	Rights of Lender. Upon the occurrence of an Event of Default which continues beyond any applicable cure period, Lender shall have the right, in addition to any other Right of Lender set forth elsewhere in the Agreement, this Construction Rider, and/or other Loan Documents, but not the obligation, in its own name or in the name of Borrower to enter into possession of the Commercial Land; to perform all work necessary to complete the construction of the Improvements, and/or to employ security guards and employ other safeguards to protect the Commercial Land, Improvements and other Collateral. Borrower hereby appoints Lender as its attorney-in-fact, with full power of substitution, and in the name of Borrower, if Lender elects to do so, upon the occurrence of an Event of Default which continues beyond any applicable cure period, to (a) use such sums as necessary, including any of the Escrow, make such changes or corrections in the Plans, and employ such architects, engineers, and contractors as may be required for the purpose of completing the construction of the Improvements, (b) execute all applications, certificates, and other documents in the name of Borrower which may be required for completion of construction of the Improvements, (c) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policy, or other checks or instruments payable to Borrower with respect to the Commercial Land, Improvements and/or other property, (d) do every act with respect to the construction of the Improvements which Borrower may do, (e) prosecute or defend any action or proceeding incident to the Commercial Land, Improvements, and other Collateral, and (f) apply the remaining balance of the Loan and/or Escrow held to the unpaid principal balance of the Note. The power of attorney granted hereby is a power coupled with an interest and is irrevocable. Lender shall have no obligation to undertake any of the forgoing actions, and, if Lender should do so, it shall have no liability to Borrower or any other Person for the sufficiency or adequacy of any such actions taken by Lender.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 59

CR-5.2	No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any or other subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

         ARTICLE CR-VI

         DEFAULT

CR-6.1	Default. The term “Event of Default”, as used in the Agreement, shall also include the occurrence of any one or more of the following events:

(a)	The cessation of the construction of the Improvements for more than 30 days without the written consent of Lender, except cessation, for not more than 30 days in the aggregate, caused by acts of God or other causes not within the control of Borrower.

(b)	A failure of the construction of any part of the Improvements, or of any of the materials, articles or fixtures supplied for incorporation into the construction of the Improvements, to comply with the Plans, sound building and engineering practices, any Legal Requirement, or the requirements of any lease, if applicable, to the extent that any of the foregoing has a Material Adverse Effect.

(c)	A determination by Lender that construction of the Improvements will not be completed on or before the Completion Date, to the extent the foregoing is reasonably believed by Lender to have a Material Adverse Effect.

(d)	Any material dispute with any Contractor or Architect that remains unresolved to the satisfaction of Lender by written agreement of Borrower and Contractor or Architect, as applicable, within thirty (30) days.

(e)	Any material misrepresentation, or any breach of, or failure to perform, any covenant, condition, or agreement contained in this Construction Rider in any material respect.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 60

       EXHIBIT “1”

         TO

         CONSTRUCTION RIDER TO LOAN AGREEMENT

Fees:

Fees for the Inspecting Architect/Engineer.

All fees, costs, and other charges relating to any and all of the documents, certificates, and other items generally described below and/or required or incurred in connection with, or relating to, the design, construction, or protection of the Improvements.

Documents, certificates, and other items:

An appraisal of the Commercial Land upon completion of the Improvements, made by a qualified MAI appraiser approved by Lender, in form, scope and substance satisfactory to Lender.

The Construction Contract, Contractor’s Agreement, Contractor’s Qualification Statement (AIA A305), Architectural Contract (if in writing), and the Plans.

Project schedule and Schedule of Values (AIA G703)

100 percent payment and performance bond, in Proper Form, from a Treasury-rated insurer satisfactory to Lender.

Evidence of Contractor’s builder’s risk and liability insurance satisfactory to Lender.

Evidence of Contractor’s worker’s compensation insurance, with a waiver of subrogation in favor of Lender.

Building permit and all other permits required by any Governmental Authority with respect to the construction and development of the Commercial Land.

Evidence satisfactory to Lender of Borrower’s compliance with or satisfaction of all conditions applicable to any leases affecting the Commercial Land.

Evidence satisfactory to Lender that all zoning ordinances or restrictive covenants affecting the Commercial Land permit the present and intended uses of the Commercial Land and have been and will be complied with. Zoning evidence shall include a letter or certificate from an authorized representative of the zoning authority, addressed to Lender, adequately identifying the Commercial Land on an attached photocopy of the applicable zoning map, stating the zoning classification applicable to the Commercial Land and the uses permitted by that classification, and specifying all applicable height restrictions, off street parking requirements and building set-back requirements. If required by Lender, certified copies of the applicable portions of the zoning ordinance shall be provided.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 61

Evidence satisfactory to Lender of compliance with all Legal Requirements.

Evidence satisfactory to Lender that there are no restrictions on the use and enjoyment of the streets providing access to the Commercial Land that adversely affect, limit, or impair Borrower’s ability to develop and construct the Improvements.

Breakdown of all costs and expenses required to complete development and construction of the Improvements, in detail and in amounts acceptable to Lender.

Application for Advance.

List of true full names and addresses, then available to Borrower, of all contractors, subcontractors and materialmen who are to provide labor, materials or services in the construction of the Improvements.

Exhibit “E” – CONSTRUCTION RIDER TO LOAN AGREEMENT	Page 62